                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ALNYLAM HOLDING CO.

         FIRST: The name of the Corporation is Alnylam Holding Co.

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Common Stock, $0.01 par value per share.

         The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

         FIFTH: The name and mailing address of the sole incorporator are as follows:

NAME                                          MAILING ADDRESS
----                                          ---------------
John Conley                                   790 Memorial Drive
                                              Cambridge, MA 02139

         SIXTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

                1.       Election of directors need not be by written ballot.

                2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

         SEVENTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         EIGHTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

         As a condition precedent to an Indemnitee's right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

         In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall be made under this Article if it is determined that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful.

         The Corporation shall not indemnify an Indemnitee pursuant to this
Article in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an

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

Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

         All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

         The rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and
(ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                          [SIGNATURE ON FOLLOWING PAGE]

         EXECUTED at Cambridge, Massachusetts, on May 5, 2003.

                                                    /s/ John Conley
                                                    ----------------------------
                                                           John Conley
                                                           Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ALNYLAM HOLDING CO.

                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware

         ALNYLAM HOLDING CO. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

         The Board of Directors of the Corporation duly adopted, pursuant to Sections 141(f) and 242 of the General Corporation Law of Delaware, resolutions setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The Stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of Delaware. The resolutions setting forth the amendment are as follows:

         RESOLVED: That Article FOURTH of the Certificate of Incorporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

         FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is 51,911,480 shares, consisting of 32,239,392 shares of Common Stock, par value $.0001 per share (the "Common Stock"), 3,000,010 shares of Series A Convertible Preferred Stock, par value $.0001 per share (the "Series A Preferred Stock"), and 16,672,078 shares of Series B Convertible Preferred Stock, $.0001 par value per share (the "Series B Preferred Stock"). The Series A Preferred Stock and Series B Preferred Stock are sometimes hereinafter collectively referred to as the "Preferred Stock."

         The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class or series of stock of the Corporation shall be as follows:

                  Section 1. Liquidation Rights.

                  (a)      Liquidation Payments.

                           (i)      In the event of any liquidation, dissolution
or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the then outstanding shares of Preferred Stock shall be entitled to be paid first out of the assets of the

Corporation available for distribution to holders of the Corporation's capital stock of all classes an amount equal to (a) in the case of the Series A Preferred Stock, $1.00 per share (subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to such series of Preferred Stock) and (b) in the case of the Series B Preferred Stock, $2.50 per share (subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to such series of Preferred Stock), plus (in the case of all series of Preferred Stock) all dividends declared thereon but unpaid and any and all other amounts owing with respect to such shares, as of and including the date full payment shall be tendered to the holders of the Preferred Stock with respect to such liquidation, dissolution or winding up. Such amount is sometimes hereinafter referred to as the "Preference Amount."

         If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Preferred Stock of the entire Preference Amount so distributable to them, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full Preference Amount each such holder is otherwise entitled to receive under this Section 1(a)(i).

         No payment shall be made with respect to the Common Stock unless and until full payment has been made to the holders of the Preferred Stock of the full Preference Amount.

                           (ii)     After all payments shall have been made in
full to the holders of the Preferred Stock as contemplated by Section 1(a)(i) above, or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of Preferred Stock so as to be available for such payments, the remaining assets available for distribution shall be distributed among the holders of the Common Stock ratably in proportion to the number of shares of Common Stock then held by them.

                           (iii)    Upon any such liquidation, dissolution or
winding up, any holder of Preferred Stock may elect to receive, in lieu of the Preference Amount otherwise payable to it pursuant to Section 1.1(a)(i), an amount per share of Preferred Stock as would have been payable had such share been converted to Common Stock immediately prior to such liquidation, dissolution or winding up, plus all dividends declared but unpaid on each such share of Preferred Stock to and including the date full payment shall be tendered to the holders of the Preferred Stock with respect to such liquidation, dissolution or winding up.

                           (iv)     Upon conversion of shares of Preferred Stock
into shares of Common Stock pursuant to Section 2 below, the holder of such Common Stock shall not be entitled to any preferential payment or distribution in case of any liquidation, dissolution or winding up, but shall share ratably in any distribution of the assets of the Corporation to all the holders of Common Stock.

                           (v)      The amounts payable with respect to shares
of Preferred Stock under this Section 1(a) are sometimes hereinafter referred to as "Liquidation Payments."

                  (b) Distributions Other than Cash. The amount deemed distributed to the holders of Preferred Stock upon any liquidation, dissolution, or winding-up (including any transaction treated as such pursuant to Section 1(c)), and the value of the consideration received by the Corporation for the issue of any Additional Shares of Common Stock (as defined below), if distributed or received, as the case may be, in any form of property (tangible or intangible) other than cash shall be the fair market value of such property. The term "fair market value" or "fair value" means, with respect to any security, its Market Price (as defined below), and with respect to any property or assets other than cash or securities, the fair value thereof determined in good faith jointly by the Corporation (including the approval of a director nominated by holders of Common Stock) and the Requisite Holders (as defined below); provided, however, that if the parties are not able to agree within a reasonable period of time (not to exceed thirty (30) days) what amount constitutes fair value, then the fair value will be determined pursuant to the Arbitration Procedure (as defined below). The term "Requisite Holders" means the holders of at least two-thirds in voting power of the then outstanding Preferred Stock. The term "Market Price" means, as to any security, the average of the closing prices of such security's sales on all United States securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization, in each such case averaged over a period of 30 days consisting of the thirty day period ending three days prior to the date as of which Market Price is being determined. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the Market Price of such security shall be the fair value thereof as determined in good faith jointly by the Corporation (including the approval of a director nominated by holders of Common Stock) and the Requisite Holders; provided, however, that if such parties are not able to agree within a reasonable period of time (not to exceed ten (10) days) what amount constitutes the Market Price, then the Market Price shall be determined pursuant to the Arbitration Procedure. The term "Arbitration Procedure" means the following procedure to determine the fair value or the Market Price, as applicable (the "valuation amount"). The valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Corporation and the Requisite Holders. If the Corporation and the Requisite Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the City of Boston, Massachusetts, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Corporation and the Requisite Holders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Corporation and no more than three may be named by the Requisite Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The determination of the final valuation amount by such investment banking firm shall be final and binding upon the parties. The Corporation shall pay one-half of the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount and the holders of the Preferred Stock shall pay the other half of such fees and expenses (allocated among them pro rata based on the number of shares of Preferred Stock, on an as-converted basis, then held by each of them). If required by any such investment banking firm or arbitrator, the Corporation and the holders of the Preferred Stock shall execute a retainer and engagement letter containing reasonable terms and conditions, including customary provisions concerning the rights of indemnification and contribution by the Corporation and the holders of the Preferred Stock in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates.

                  (c) Merger as Liquidation, etc. The merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold a majority in voting power of the capital stock of the surviving corporation, in which case the provisions of
Section 2(h) shall apply), or the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 1 with respect to the Preferred Stock, unless the holders of at least two-thirds in voting power of the then outstanding shares of Preferred Stock elect to the contrary; such election to be made by giving notice thereof to the Corporation at least three days before the effective date of such event. If such notice is given with respect to the Preferred Stock, the provisions of Section 2(h) shall apply. Unless such election is made with respect to the Preferred Stock, any amounts received by the holders of Preferred Stock as a result of such merger or consolidation shall be deemed to be applied toward, and all consideration received by the Corporation in such asset sale together with all other available assets of the Corporation shall be distributed toward, the Liquidation Payments.

                  (d) Notice. In the event the Corporation shall propose to undertake any liquidation, dissolution or winding up of the affairs of the Corporation (including any merger, consolidation or sale of assets which may be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation under Section 1(c)), the Corporation shall, within ten (10) days after the date the Board of Directors approves such action or twenty (20) days prior to any stockholders' meeting called to approve such action, whichever is earlier, give each holder of Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of the Preferred Stock and of Common Stock upon consummation of the proposed action and the proposed date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give each holder of Preferred Stock written notice of such material change. The Corporation shall not consummate any such proposed liquidation, dissolution or winding up before the expiration of thirty (30) days after the mailing of the initial notice or twenty
(20) days after the mailing of any subsequent written notice, whichever is later, provided that any such 30-day or 20-day period may be shortened or waived upon the written consent of the holders of at least two-thirds in voting power of the outstanding shares of Preferred Stock. Any holder of outstanding shares of Preferred Stock may waive any notice required by this Section by a written instrument specifically indicating such waiver.

                  Section 2. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert; Conversion Price. Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined in accordance with the following:

                           (i)      in the case of the Series A Preferred Stock,
by dividing $1.00 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of any additional consideration by the holder thereof (the "Series A Conversion Price") shall initially be $1.00 per share of Common Stock. Such initial Series A Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

                           (ii)     in the case of the Series B Preferred Stock,
by dividing $2.50 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of any additional consideration by the holder thereof (the "Series B Conversion Price") shall initially be $2.50 per share of Common Stock. Such initial Series B Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock is convertible, as hereinafter provided.

         Each of the Series A Conversion Price and the Series B Conversion is sometimes hereinafter referred to as a "Conversion Price."

         The right of conversion with respect to any shares of Preferred Stock which shall have been called for redemption under Section 6 hereof shall terminate at the close of business on the day fixed for redemption unless the Corporation shall default in the payment of the redemption price, in which case the right of conversion with respect to such shares shall continue unless and until such redemption price is paid in full.

                  (b)      Automatic Conversion.

                           (i)      Each share of Preferred Stock shall
automatically be converted into shares of Common Stock at the applicable Conversion Price then in effect upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an offering price per share

(prior to underwriters' discounts and commissions) of not less than $7.50 (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications or other like transactions effected by the Corporation in respect of its Common Stock) and with gross proceeds to the Corporation of not less than $25,000,000 (a "Qualified Public Offering"), in the event of which offering the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until the closing of such offering.

                           (ii)     Each share of Preferred Stock shall
automatically be converted into shares of Common Stock at the applicable Conversion Price then in effect upon the written election of the holders of not less than two-thirds in voting power of the then outstanding shares of Preferred Stock to require such mandatory conversion.

                  (c) Mechanics of Automatic Conversions. Upon the occurrence of an event specified in Section 2(b), the Preferred Stock of the applicable series shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that all holders of shares of Preferred Stock being converted shall be given written notice of the occurrence of the event specified in Section 2(b) triggering such conversion, including the date such event occurred (the "Mandatory Conversion Date"), and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation (which agreement will not require a bond) to indemnify the Corporation from any loss incurred by it in connection therewith. On the Mandatory Conversion Date, all rights with respect to the Preferred Stock so converted shall terminate, except any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted, together with cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Preferred Stock converted to and including the time of conversion. Upon the automatic conversion of the Preferred Stock, the holders of such Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder's attorney duly authorized in writing. Upon surrender of such certificates there shall be issued and delivered to such holder, or to such holder's nominee or nominees promptly at such office, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, together with cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Preferred Stock converted to and including the time of conversion. Upon the automatic conversion of the Preferred Stock, all shares of Preferred Stock being converted by any holder thereof shall be aggregated for the purpose of determining the number of shares of Common Stock to which such holder shall be entitled, and no fractional share of

Common Stock shall be issued. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the Mandatory Conversion Date, as reasonably determined by the Board of Directors in good faith (notwithstanding the provisions of Section 1(b)).

                  (d) Mechanics of Optional Conversions. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the holder's name or the name or names of the holder's nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. On the date of conversion, all rights with respect to the Preferred Stock so converted shall terminate, except any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted and cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Preferred Stock being converted to and including the time of conversion. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder's attorney duly authorized in writing. Upon the optional conversion of the Preferred Stock of any series, all shares of Preferred Stock being converted by any holder thereof shall be aggregated for the purpose of determining the number of shares of Common Stock to which such holder shall be entitled, and no fractional share of Common Stock shall be issued. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the date of conversion, as reasonably determined by the Board of Directors in good faith (notwithstanding the provisions of Section 1(b)). The Corporation shall, promptly after surrender of the certificate or certificates for conversion, issue and deliver at such office to such holder of Preferred Stock, or to the holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share and cash in an amount equal to all dividends declared but unpaid thereon and any and all other amounts owing with respect thereto at such time. Unless otherwise specified by the holder in the written notice of conversion, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (e)      Adjustments to Conversion Price for Diluting Issues.

                           (i)      Special Definitions. For purposes of this
Section 2(e), the following definitions shall apply:

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

                                    (1)  "Option" shall mean rights, options
or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                    (2)  "Original Issue Date" shall mean
with respect to any series of Preferred Stock the first date on which a share of Preferred Stock of such series was issued.

                                    (3)  "Convertible Securities" shall mean
any evidences of indebtedness, shares of capital stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                    (4)  "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued (or, pursuant to Section 2(e)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                                         (A)   shares of Common Stock issued or
issuable upon conversion of shares of Preferred Stock;

                                         (B)   up to 3,250,000 shares of Common
Stock issued or issuable to employees, consultants or directors of the Corporation pursuant to a stock purchase or stock option plan or other employee stock bonus arrangement approved by a majority of the Corporation's Board of Directors, which majority includes at least two of the Preferred Stock Directors (as hereinafter defined) (such vote, a "Majority Directors Vote"); and provided that such number may be adjusted upward by a Majority Directors Vote;

                                         (C)   securities issued in connection
with capital leases, bank financing or other similar transactions with a non-equity financing purpose, in each case as approved by a Majority Directors Vote;

                                         (D)   securities issued in connection
with licensing or strategic alliance transactions, in each case as approved by a Majority Directors Vote;

                                         (E)   securities issued pursuant to the
acquisition of another corporation or other entity by the Corporation by merger, purchase of substantially all of the assets, or other reorganization whereby the Corporation acquires not less than 51% of the voting power of such corporation or other entity in a transaction approved by a Majority Directors Vote;

                                         (F)   up to 1,000,000 shares of Series
A Preferred Stock issued or issuable at a price not less than $1.00 per share pursuant to a Series A and Series B Convertible Preferred Stock Purchase Agreement to be entered into, and performed by, the Corporation with certain existing investors of the Corporation and Abingworth Management Limited;

                                         (G)   shares of Common Stock issued or
issuable at any time to holders of capital stock of Ribopharma AG ("Ribopharma") pursuant to the Share

Exchange Agreement dated July 3, 2003 among the Corporation, Alnylam Pharmaceuticals, Inc. ("Alnylam"), Ribopharma and the stockholders of Ribopharma (the "Share Exchange Agreement");

                                         (H)   up to 898,173 shares of Series B
Preferred Stock issued to Garching Innovation GmbH ("Garching"), Massachusetts Institute of Technology ("MIT"), Whitehead Institute for Biomedical Research ("Whitehead Institute") and Max-Planck-Gesellschaft zur Foerderung der Wissenschaften e.V ("Max-Planck") pursuant to license agreements between such entities and Alnylam;

                                         (I)   shares of capital stock of the
Corporation issued to University of Massachusetts Medical School ("UMASS") pursuant to license agreements between the Corporation and UMASS, in each case as approved by a Majority Directors Vote;

                                         (J)   shares of Common Stock issued in
connection with a Qualified Public Offering; and

                                         (K)   up to 94,044 shares of Common
Stock issued to Abingworth Bioventures III A LP, Abingworth Bioventures III B LP, Abingworth Bioventures III C LP and Abingworth Bioventures III Executives LP (the "Lenders") pursuant to Section 8.2 of the Loan Agreement, dated April 4, 2003, between the Lenders and Ribopharma and the Assignment of Loan among Ribopharma, the Corporation and the Lenders dated on or about the date hereof.

                           (ii)     No Adjustment of Conversion Price. Except as
set forth in Section 2(e)(vi), no adjustment in the number of shares of Common Stock into which any series of Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price for such series in respect of the issuance of Additional Shares of Common Stock, (a) unless the consideration per share for an Additional Share of Common Stock (determined pursuant to Section 2(e)(v)) issued or deemed to be issued by the Corporation is less than the applicable Conversion Price for such series in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock or (b) if prior to such issuance or within twenty (20) days thereafter the Corporation receives notice from the holders of at least two-thirds of the outstanding shares of such series of Preferred Stock that no such adjustment in the Conversion Price for such series shall be made.

                           (iii)    Issue of Securities Deemed Issue of
Additional Shares of Common Stock

                                    (1)  Options and Convertible Securities.
In the event the Corporation at any time or from time to time after the Original Issue Date for any series of Preferred Stock shall issue any Options (excluding for all purposes of this Section 2(e)(iii)(1) Options excluded from the definition of Additional Shares of Common Stock in Section 2(e)(i)(4)(B)) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, and the Conversion Price of any such series of Preferred Stock shall be adjusted accordingly, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                         (A)   no further adjustment in the
Conversion Price of any such series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                         (B)   if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of any such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                         (C)   upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of any such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                               (I)    In the case of Convertible
         Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                               (II)   in the case of Options for
         Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 2(e)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                         (D)  no readjustment pursuant to clause
(B) or (C) above shall have the effect of increasing the Conversion Price of any such series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of any such series of Preferred Stock immediately prior to adjustment on the original adjustment date, or (ii) the Conversion Price of any such series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                         (E)   if such record date shall have
been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price of any such series of Preferred Stock which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price of any such series of Preferred Stock shall be adjusted pursuant to this Section 2(e)(iii) as of the actual date of their issuance.

                                    (2)  Stock Dividends, Stock Distributions
and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date for any series of Preferred Stock shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued with respect to such series of Preferred Stock:

                                         (A)   in the case of any such dividend
or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                                         (B)   in the case of any such
subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and no part of such dividend or distribution shall have been paid on the date fixed therefor, the adjustment previously made in the Conversion Price of any such series of Preferred Stock which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price of such series of Preferred Stock shall be adjusted pursuant to this Section 2(e)(iii) as of the time of actual payment of such dividend or distribution.

                           (iv)     Adjustment of Conversion Price Upon Issuance
of Additional Shares of Common Stock. In the event that at any time or from time to time after the Original Issue Date for the Series A Preferred Stock or Series B Preferred Stock the Corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(e)(iii)(1) but excluding Additional

Shares of Common Stock deemed to be issued pursuant to Section 2(e)(iii)(2), which event is dealt with in Section 2(e)(vi)(1)), without consideration or for a consideration per share less than the Series A Conversion Price or the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price or Series B Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one tenth of one cent) determined in accordance with the following formula:

                          (P(1)) (Q(1)) + (P(2)) (Q(2))
                  NCP  =  -----------------------------
                                    Q(1) + Q(2)

         where:

                  NCP  =   New Series A Conversion Price or Series B Conversion
                           Price, as applicable;

                  P(1) = Series A Conversion Price or Series B Conversion Price, as applicable, in effect immediately prior to new issue;

                  Q(1) = Number of shares of Common Stock outstanding, or deemed to be outstanding as set forth below, immediately prior to such issue;

                  P(2) = Price per share received by the Corporation upon such issue;

                  Q(2) = Number of shares of Common Stock issued, or deemed to have been issued, in the subject transaction;

provided that for the purpose of this Section 2(e)(iv), all shares of Common Stock issuable upon conversion or exercise of Options or Convertible Securities (including without limitation shares of Preferred Stock) outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 2(e)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                           (v)      Determination of Consideration. For purposes
of this Section 2(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (1)  Cash and Property: Such consideration
shall:

                                         (A)  insofar as it consists of cash, be
computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                         (B)  insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in accordance with Section 1(b); and

                                         (C)   in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                                    (2)  Options and Convertible Securities.
The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(e)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing
(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (vi)     Adjustment for Dividends, Distributions,
Subdivisions, Combinations or Consolidations of Common Stock.

                                    (1)  Stock Dividends, Distributions or
Subdivisions. In the event the Corporation shall be deemed to issue Additional Shares of Common Stock pursuant to Section 2(e)(iii)(2) in a stock dividend, stock distribution or subdivision, the Conversion Price of each series of Preferred Stock in effect immediately before such deemed issuance shall, concurrently with the effectiveness of such deemed issuance, be proportionately decreased.

                                    (2)  Combinations or Consolidations. In
the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (f) Adjustments for Certain Dividends and Distributions. In the event that at any time or from time to time after the Original Issue Date for any series of Preferred Stock the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or securities the issuance of which are deemed to be issuances of Common Stock under Section 2(e)(iii), then and in each such event provision shall be made so that the holders of Preferred Stock of such series shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock immediately prior to such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application during such period to all adjustments called for herein.

                  (g) Adjustment for Reclassification, Exchange, or Substitution. In the event that at any time or from time to time after the Original Issue Date for any series of Preferred Stock, the Common Stock issuable upon the conversion of such series of Preferred Stock shall be changed into the same or a different number of shares of any class or series of stock or other securities or property, whether by capital reorganization, reclassification, recapitalization or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then and in each such event the holder of any shares of such series of Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, recapitalization or other change by the holder of a number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of such series of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, recapitalization or change, all subject to further adjustment as provided herein.

                  (h) Adjustment for Merger, Consolidation or Sale of Assets. In the event that at any time or from time to time the Corporation shall merge or consolidate with or into another entity or sell all or substantially all of its assets, and such consolidation, merger or sale is not treated as a liquidation under Section 1(c), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled to receive upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interest thereafter of the holders of shares of such Preferred Stock, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of such Preferred Stock.

                  (i)      Special Mandatory Conversion.

                           (i)      Mandatory Conversion Upon Failure to
Participate in Equity Financing.

                                    (1)  When any holder of shares of Series
A Preferred Stock is entitled to exercise its right of first refusal (the "Right of First Refusal") as set forth in Section 3 of that certain Investor Rights Agreement, dated on or about the date hereof, by and among the Corporation and certain of its stockholders (the "Rights Agreement") with respect to any issuance or sale by the Corporation of any equity securities (but not options, warrants or debt securities convertible into equity securities) of the Corporation without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue or sale (a "Series A Dilutive Issuance") and (x) the Corporation has complied in all material respects with its obligations pursuant to Section 3 of the Rights Agreement in respect thereof and (y) the provisions of the Right of First Refusal applicable to the particular Series A Dilutive Issuance involved have not been waived by the Corporation or eliminated in accordance with the terms of the Rights Agreement, if such holder (either alone or with or through its partners, stockholders or affiliates) does not, by exercise of such holder's Right of First Refusal, acquire at least such holder's Basic Amount (as defined in and calculated in accordance with Section 3.1 of the Rights Agreement) of New Securities (as defined in Section 3.2 of the Rights Agreement) in such Series A Dilutive Issuance, then each Non-Participating Series A Share (as defined below) held by such holder shall automatically and without further action on the part of such holder be converted, effective subject to and concurrently with consummation of the Series A Dilutive Issuance, into shares of Common Stock at the time of the first closing of such Series A Dilutive Issuance, at the Series A Conversion Price in effect immediately prior to such closing. Each holder whose shares of Series A Preferred Stock are converted into shares of Common Stock in accordance with this Section 2(i)(i)(1) shall be deemed to have waived with respect to each Non-Participating Series A Share (A) the reduction in the Series A Conversion Price of such Non-Participating Series A Share that would have otherwise resulted pursuant to Section 2(e) from such Series A Dilutive Issuance and (B) the right to receive, upon conversion of such Non-Participating Series A Share pursuant to this Section 2(i)(i)(1), any additional shares of Common Stock that would have been issuable as a result of such reduction in the Conversion Price. The term "Non-Participating Series A Shares" shall mean such number of shares of Series A Preferred Stock of a holder that is determined by multiplying the total number of shares of Series A Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series A Dilutive Issuance minus the number of New Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement) in the Series A Dilutive Issuance, and the denominator of which is such holder's Basic Amount.

                                    (2)  When any holder of shares of Series
B Preferred Stock is entitled to exercise its Right of First Refusal as set forth in Section 3 of the Rights Agreement with respect to any issuance or sale by the Corporation of any equity securities (but not options, warrants or debt securities convertible into equity securities) of the Corporation without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issue or sale (a "Series B Dilutive Issuance") and (x) the Corporation has complied in all material respects with its obligations pursuant to Section 3 of the Rights Agreement in respect thereof and (y) the provisions of the Right of First Refusal applicable to the particular Series B Dilutive Issuance involved have not been waived by the Corporation or eliminated in accordance with the terms of the Rights Agreement, if such holder (either alone or with or through its partners, stockholders or affiliates) does not by exercise of such holder's Right of First Refusal, acquire at least such holder's Basic Amount of New Securities in such Series B Dilutive Issuance, then each Non-Participating Series B Share (as defined below) held by such holder shall automatically and without further action on the part of such holder be converted, effective subject to and concurrently with consummation of the Series B Dilutive Issuance, into shares of Common Stock at the time of the first closing of such Series B dilutive Issuance, at the Series B Conversion Price in effect immediately prior to such closing. Each holder whose shares of Series B Preferred Stock are converted into shares of Common Stock in accordance with this Section 2(i)(i)(2) shall be deemed to have waived with respect to each Non-Participating Series B Share (A) the reduction in the Series B Conversion Price of such Non-Participating Series B Share that would have otherwise resulted pursuant to Section 2(e) from such Series B Dilutive Issuance and (B) the right to receive, upon conversion of such Non-Participating Series B Share pursuant to this Section 2(i)(i)(2), any additional shares of Common Stock that would have been issuable as a result of such reduction in the Conversion Price. The term "Non-Participating Series B Shares" shall mean such number of shares of Series B Preferred Stock of a holder that is determined by multiplying the total number of shares of Series B Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series B Dilutive Issuance minus the number of new Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement) in the Series B Dilutive Issuance, and the denominator of which is such holder's Basic Amount.

                           (ii)     Notwithstanding the foregoing, in the event
that the Corporation issues equity securities in a transaction that is both a Series A Dilutive Issuance and a Series B Dilutive Issuance (the "Series A/B Dilutive Issuance") and a holder of both Series A Preferred Stock and Series B Preferred Stock does not acquire at least such holder's Basic Amount of New Securities, then the shares of Preferred Stock of such holder that shall be converted into shares of Common Stock in accordance with this Section 2(i) shall be allocated pro rata to such holder's Series A Preferred Stock and Series B Preferred Stock. For purposes of clarity, in the event of a Series A/B Dilutive Issuance, (A) the term "Non-Participating Series A Shares" shall mean such number of shares of Series A Preferred Stock of a holder that is determined by multiplying the total number of shares of Series A Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series A/B Dilutive Issuance minus the number of new Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement) in the Series A/B Dilutive Issuance, and the denominator of which is such holder's Basic Amount and (B) the term "Non-Participating Series B Shares" shall mean such number of shares of Series B Preferred Stock of a holder that is determined by multiplying the total number of shares of Series B Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series A/B Dilutive Issuance minus the number of new Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement) in the Series A/B Dilutive Issuance, and the denominator of which is such holder's Basic Amount.

                           (iii)    Mechanics of Special Mandatory Conversion.
The holder of any shares of Series A Preferred Stock or Series B Preferred Stock converted pursuant to this Section 2(i) shall surrender the certificate or certificates of such shares, duly endorsed for transfer or with duly executed stock transfer powers sufficient to permit transfers attached, at the office of the Corporation or any transfer agent for such Preferred Stock (or such holder shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an agreement reasonably satisfactory to the Corporation (which agreement will not require a bond) to indemnify the Corporation from any loss incurred by it in connection therewith). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the consummation of the Series A Dilutive Issuance or Series B Dilutive Issuance, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a holder of record of Common Stock on the next succeeding date on which the transfer books are open.

                  (j) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                  (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for a particular series of Preferred Stock pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of a particular series of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of such series of Preferred Stock.

                  (l) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                  (m) Common Stock Reserved. The Corporation shall reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of Preferred Stock, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (n) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of Preferred Stock, provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of the Preferred Stock.

                  (o) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion or transfer of such Preferred Stock or Common Stock.

                  (p) Validity of Shares. The Corporation agrees that it will from time to time take all such actions as may be required to assure that all shares of Common Stock which may be issued upon conversion of any Preferred Stock will, upon issuance, be legally and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                  Section 3. Restrictions.

                  (a) In addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least 60% in voting power of the then outstanding shares of Series A Preferred Stock, the Corporation will not:

                           (i)      amend the preferences, rights or privileges
of the Series A Preferred Stock;

                           (ii)     amend or repeal any provision of, or add any
provision to, the Corporation's Certificate of Incorporation or By-laws or permit any corporation or other entity in which it holds, directly or indirectly, an equity interest representing more than 50% of the voting power of all outstanding capital stock of such entity (any such entity, a "Subsidiary") to amend or repeal any provision of or add any provision to, the Certificate of Incorporation (or other equivalent organizational document) or By-Laws (or other equivalent document) of such Subsidiary that would adversely affect the preferences, rights or privileges of the Series A Preferred Stock or increase or decrease the number of authorized shares of Series A Preferred Stock;

                           (iii)    authorize or designate any class or series
of capital stock having rights senior to or on a parity with either the Series A Preferred Stock as to dividends, liquidation or otherwise.

                  (b) In addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least 66 2/3% in voting power of the then outstanding shares of Series B Preferred Stock, the Corporation will not:

                           (i)      amend the preferences, rights or privileges
of the Series B Preferred Stock;

                           (ii)     amend or repeal any provision of or add any
provision to, the Corporation's Certificate of Incorporation or By-laws or permit any Subsidiary to amend or repeal any provision of, or add any provision to, the Certificate of Incorporation (or other equivalent organizational document) or By-laws (or other equivalent document) of such Subsidiary that would adversely affect the preferences, rights or privileges of the Series B Preferred Stock or increase or decrease the number of authorized shares of Series B Preferred Stock;

                           (iii)    authorize or designate any class or series
of capital stock having rights senior to or on a parity with either the Series B Preferred Stock as to dividends, liquidation or otherwise.

                  (c) In addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least 662/3% in voting power of the then outstanding shares of all series of Preferred Stock, voting together as a single class, the Corporation will not:

                           (i)      pay or declare any dividend or distribution
on any shares of its capital stock (except dividends payable solely in shares of Common Stock), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of the Corporation's capital stock except (a) as expressly set forth herein or (b) for repurchases of Common Stock upon termination of employment or service pursuant to written agreements in effect on the date hereof or written agreements approved by the Corporation's Board of Directors or a committee thereof);

                           (ii)     sell, lease or otherwise dispose of all or
substantially all of the assets of the Corporation, or permit any Subsidiary to sell, lease or otherwise dispose of all or substantially all of the assets of such Subsidiary;

                           (iii)    voluntarily liquidate or dissolve or permit
any Subsidiary to voluntarily liquidate or dissolve;

                           (iv)     enter into any merger, consolidation or
capital reorganization, or permit any Subsidiary to enter into any merger, consolidation or capital reorganization, except as contemplated by the Share Exchange Agreement;

                           (v)      effect any acquisition of the capital stock
of another entity that results in the consolidation of that entity into the results of operations of the Corporation, except as contemplated by the Share Exchange Agreement;

                           (vi)     increase the number of seats on the Board of
Directors above nine;

                           (vii)    acquire all or substantially all of the
assets of another entity, except as contemplated by the Share Exchange
Agreement;

                           (viii)   incur indebtedness for borrowed funds, in a
single or related series of transactions, in principal amount at any time outstanding in excess of $500,000 (except in connection with the transactions contemplated by the Share Exchange Agreement, including the assumption of indebtedness owed by Ribopharma to Abingworth Bioventures III A LP, Abingworth Bioventures III B LP, Abingworth Bioventures III C LP and Abingworth Bioventures Executives LP.)

                           (ix)     create a new plan or arrangement for the
grant of stock options, stock appreciation rights, restricted stock or other similar stock-based compensation, or increase the number of shares or other rights available under such existing plan or arrangement, except for increases in the number of shares approved in the manner provided in Section 2(e)(i)(4)(B); or

                           (x)      any provision of the By-Laws of the
Corporation to the contrary notwithstanding, increase the number of directors constituting the entire Board of Directors, except as necessary to add independent outside directors whose election is subject to the approval of all of the Preferred Stock Directors then in office (as defined below).

                  (d) Notwithstanding any other provision of this Certificate of Incorporation or the Corporation's By-Laws to the contrary, written notice of any action specified in Section 3(a), 3(b) or 3(c) shall be given by the Corporation to each holder of outstanding shares of Preferred Stock at least twenty (20) days before the date on which the books of the Corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least twenty (20) days before the date when such proposed action is scheduled to take place. Any holder of outstanding shares of Preferred Stock may waive any notice required by this Section by a written document specifically indicating such waiver, and the holders of two-thirds in voting power of all series of Preferred Stock, voting together as a single class, may waive any such notice on behalf of all holders of the Preferred Stock.

                  Section 4. Voting Rights.

                  (a) Except as otherwise required by law or set forth in this Certificate of Incorporation, the holders of Preferred Stock shall be entitled to notice of any meeting of stockholders and shall vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote. With respect to all questions as to which, under law, stockholders are required to vote by classes or series, the Preferred Stock shall vote separately as a single class and series apart from the Common Stock. Shares of Common Stock and Preferred Stock shall entitle the holders thereof to the following number of votes on any matter as to which they are entitled to vote:

                           (i)      Holders of Common Stock shall have one vote
per share; and

                           (ii)     Holders of Preferred Stock shall have that
number of votes per share as is equal to the number of shares of Common Stock (including fractions of a share) into which each such share of Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting or on the date of any written consent.

                  (b) Except as contemplated by the Rights Agreement, the Board of Directors shall not delegate any of its powers or duties to any committee of the Board of Directors without the consent of all of the Preferred Stock Directors then in office.

                  (c) In addition to any other vote required by law or by this Certificate of Incorporation, the Corporation shall not amend this Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to amend, alter or repeal the powers, preferences or special rights of the Preferred Stock in a manner that affects them adversely, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

                  (d) At all times during which the number of outstanding shares of Series A Preferred Stock equals or exceeds 1,000,000 (such minimum number of shares to be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event), the holders of the outstanding shares of Series A Preferred Stock shall have the exclusive right, separately from the Common Stock and the other series of Preferred Stock, to elect two directors of the Corporation. Any such director is sometimes hereinafter referred to as a "Series A Preferred Stock Director." At all times during which the number of outstanding shares of Series B Preferred Stock equals or exceeds 1,000,000 (such minimum number of shares to be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event), the holders of the outstanding shares of Series B Preferred Stock shall have the exclusive right, separately from the Common Stock and the other series of Preferred Stock, to elect one director of the Corporation. Such director is sometimes hereinafter referred to as a "Series B Preferred Stock Director." At all times during which the number of outstanding shares of Preferred Stock equals or exceeds 2,000,000 (such minimum number of shares to be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event), the holders of the outstanding shares of Preferred Stock, voting together as a single class, shall have the exclusive right, separately from the Common Stock, to elect one director of the Corporation. Such director is sometimes hereinafter referred to as a "Series A/B Preferred Stock Director" and each of the Series A Preferred Stock Directors, the Series B Preferred Stock Director and the Series A/B Director is sometimes hereinafter referred to as a "Preferred Stock Director." Each Preferred Stock Director shall be elected by the vote or written consent of the holders of a plurality in voting power of the series of Preferred Stock entitled to elect such Preferred Stock Director. If a Preferred Stock Director shall cease to serve as a director for any reason, another director elected by the holders of the series of Preferred Stock entitled to elect such Preferred Stock Director shall replace such director. Any Preferred Stock Director may be removed, with or without cause, and a replacement Preferred Stock Director may be elected in his stead, at any time by the affirmative vote at a meeting duly called for the purpose, or by written consent, of the holders of a plurality in voting power of the outstanding series of Preferred Stock entitled to elect such director.

                  (e) At all times during which shares of Common Stock remain outstanding, the holders of the outstanding shares of Common Stock shall have the exclusive right, separately from the Preferred Stock, to elect two directors of the Corporation (the "Common Stock Directors"). Each Common Stock Director shall be elected by the vote or written consent of the holders of a plurality in voting power of the outstanding Common Stock. If a Common Stock Director shall cease to serve as a director for any reason, another director elected by the holders of the Common Stock shall replace such director. Any Common Stock Director may be removed, with or without cause, and a replacement Common Stock Director may be elected in his stead, at any time by the affirmative vote at a meeting duly called for the purpose, or by written consent, of the holders of a plurality in voting power of the outstanding Common Stock.

                  (f) All other directors of the Corporation shall be elected by the holders of the Common Stock and Preferred Stock voting together as a single class, with the holders of Preferred Stock to have that number of votes as is determined in accordance with Section 4(a)(ii).

                  (g) In addition to any rights which may be available under the Corporation's By-Laws or otherwise under law, the holders of not less than twenty percent (20%) in voting power of the outstanding Preferred Stock shall be entitled to call meetings of the stockholders of the Corporation. Within five (5) business days after written application by the holders of not less than twenty percent (20%) in voting power of the outstanding Preferred Stock, the President or Secretary, or such other officer of the Corporation as may be authorized in the By-Laws of the Corporation to give notice of meetings of stockholders of the Corporation, shall notify each stockholder of the Corporation entitled to such notice of the date, time, place and purpose of such meeting.

                  Section 5. Dividends.

                  (a) Dividends may be declared and paid on Common Stock and Preferred Stock from funds lawfully available therefor as and when determined by the Board of Directors of the Corporation.

                  (b) No dividends shall be declared or paid on the Common Stock or Preferred Stock except as set forth in this Section 5.

                  Section 6. Redemption

                  (a)      At the written election of holders of at least
66 2/3% in voting power of the outstanding shares of Preferred Stock made at any time on or after July 25, 2007 (the "Redemption Election"), the Corporation shall be required to redeem all, but not less than all, of the outstanding shares of Preferred Stock in three equal annual installments, upon the terms set forth in this Section 6. The first installment of such redemption (the "First Redemption Date") shall occur on a date specified in the Redemption Election, which shall be not less than ninety (90) days after the date of the Redemption Election, and the second and third installments of such redemption shall occur on the first and second anniversaries, respectively, of the First Redemption Date. The Corporation shall redeem one-third of the outstanding shares of Preferred Stock held by each holder on the First Redemption Date, one half of the outstanding shares of Preferred Stock then held by each holder on the first anniversary thereof and the remaining shares on the second anniversary thereof. On each such redemption date, the holders shall surrender the certificate or certificates for the shares to be redeemed duly endorsed for transfer or with duly executed stock transfer powers sufficient to permit transfer attached, at the offices of the Corporation or of any transfer agent for the Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver to each holder a certificate or certificates for the balance of the shares not being redeemed. The redemption price of each share of Series A Preferred Stock shall be equal to
(i) $1.00 (as adjusted for any stock dividend, stock split, combination of shares, reclassification or other similar event with respect to such Preferred Stock) plus all dividends declared but unpaid on such share on the applicable redemption date (the "Series A Redemption Amount") plus (ii) an additional amount computed like interest payable on the Series A Redemption Amount at the rate equal to simple interest of ten percent (10%) per annum from the date of issuance of such share of Preferred Stock. The redemption price of each share of Series B Preferred Stock shall be equal to (i) $2.50 (as adjusted for any stock dividend, stock split, combination of shares, reclassification or other similar event with respect to such Preferred Stock) plus all dividends declared but unpaid on such share on the applicable redemption date (the "Series B Redemption Amount," each of the Series A Redemption Amount and the Series B Redemption Amount being sometimes hereinafter referred to as a "Redemption Amount") plus
(ii) an additional amount computed like interest payable on the Series B Redemption Amount at the rate equal to simple interest of ten percent (10%) per annum from the date of issuance of such share of Preferred Stock.

                  (b) Notice of redemption shall be sent by first class mail, postage prepaid, to each holder of record of the Preferred Stock, not less than thirty days nor more than sixty days prior to the First Redemption Date, at the address of such holder as it appears on the books of the Corporation. Such notice shall set forth (i) the First Redemption Date, the dates of the second and third installments of such redemption, and the place of redemption; and (ii) the number of shares to be redeemed on each date of redemption and the redemption price calculated in accordance with Section 6(a) above, on each such date. The Corporation shall be obligated to redeem the Preferred Stock on the dates and in the amounts set forth in the notice; provided, however, that any holder of Preferred Stock who is not party to a Redemption Election may convert any or all of the shares owned by such holder into Common Stock in accordance with Section 2(d) at any time prior to the date of redemption of such shares. The Corporation, if advised before the close of business on the relevant redemption date by written notice from any holder of record of Preferred Stock to be redeemed, shall credit against the number of shares of Preferred Stock required to be redeemed from such holder, and shall not redeem, the number of shares of Preferred Stock which shall have been converted by such holder on or before such date and which shall not previously have been credited against any redemption.

                  (c) If, on or before a redemption date, the funds necessary for such redemption shall have been set aside by the Corporation and deposited with a bank or trust company, in trust for the pro rata benefit of the holders of the Preferred Stock that has been called for redemption, then, notwithstanding that any certificates for shares that have been called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding from and after such redemption date, and all rights of holders of such shares so called for redemption shall forthwith, after such redemption date, cease and terminate with respect to such shares, excepting only the right to receive the redemption funds therefor to which they are entitled. Any interest accrued on funds so deposited and unclaimed by stockholders entitled thereto shall be paid to such stockholders at the time their respective shares are redeemed or to the Corporation at the time unclaimed amounts are paid to it. In case the holders of Preferred Stock which shall have been called for redemption shall not, within one year after the final redemption date, claim the amounts so deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment thereof. Any funds so deposited with a bank or trust company which shall not be required for such redemption by reason of the exercise subsequent to the date of such deposit of the right of conversion of any shares or otherwise shall be returned to the Corporation forthwith.

                  (d) If the Corporation for any reason fails to redeem any of the shares of Preferred Stock in accordance with Section 6(a) on or prior to the redemption dates determined in accordance with this Section 6, then, the Corporation shall become obligated to pay, in addition to the redemption price specified in Section 6(a), interest on the unpaid balance of such price, which shall accrue at a rate equal to the lesser of (i) one percent (1%) per month or
(ii) the maximum interest rate allowable under applicable law, until such price is paid in full.

                  (e) If the funds of the Corporation legally available for redemption of shares of Preferred Stock on a redemption date are insufficient to redeem the total number of shares of Preferred Stock submitted for redemption, those funds which are legally available will be used to redeem the maximum possible number of whole shares ratably among the holders of such shares based on the total Redemption Amounts owed to such holders. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

                  Section 7. No Reissuance of Preferred Stock. No shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                  Section 8. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                           Section 9. Notices. All notices required or permitted
to be sent pursuant to this Article FOURTH shall be deemed sufficient if contained in a written instrument and delivered in person or duly sent by first-class mail postage prepaid (other than in the case of notices to or from any non-U.S. resident) or by fax or DHL, Federal Express or other recognized express international courier service, addressed to the intended recipient at the recipient's address as it appears on the books of the Corporation.

         RESOLVED: That Article SIXTH of the Certificate of Incorporation be and hereby is deleted in its entirety and the following Article SIXTH is inserted in lieu thereof:

         SIXTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

         1.       Election of directors need not be by written ballot.

         2. Subject to the limitations and exceptions, if any, contained in the By-Laws of the Corporation or this Certificate of Incorporation, the By-Laws may be adopted, amended or repealed by the Board of Directors of the Corporation with, and only with, a Majority Directors Vote.

         3. Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such locations as may be designated by the Board of Directors or in the Bylaws of the Corporation; and

         4. Except as provided to the contrary in the provisions establishing a class or series of stock, the number of authorized shares of such class or series may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote or written consent of a majority in voting power of the stock of the Corporation entitled to vote, voting together as a single class.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 24th day of July, 2003.

                                                    ALNYLAM HOLDING CO.

                                                    By: /s/ John Maraganore
                                                        ------------------------
                                                        Name: John Maraganore
                                                        Title: President and CEO

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 04:31 PM 09/08/2003
                                                    FILED 04:31  PM 09/08/2003
                                                   SRV 030578313 - 3651907 FILE

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ALNYLAM HOLDING CO.

         Alnylam Holding Co., a Delaware corporation (hereinafter, the "CORPORATION"), hereby certifies as follows:

         1. The name of the Corporation is Alnylam Holding Co. The date of filing of its original Certificate of Incorporation with the Delaware Secretary of State was May 8, 2003.

         2. The Certificate of Incorporation of the Corporation, as filed on May 8, 2003, as amended by the Certificate of Amendment, as filed on July 24, 2003 (collectively, the "CERTIFICATE OF INCORPORATION"), is hereby further amended by deleting Article FOURTH thereof in its entirety and by substituting in lieu of said Article FOURTH the following new Article FOURTH:

         "FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is 56,911,480 shares, consisting of 34,739,392 shares of Common Stock, par value $.0001 per share (the "COMMON STOCK"), 3,000,010 shares of Series A Convertible Preferred Stock, par value $.0001 per share (the "SERIES A PREFERRED STOCK"), 16,672,078 shares of Series B Convertible Preferred Stock, $.0001 par value per share (the "SERIES B PREFERRED STOCK"), and 2,500,000 shares of Series C Convertible Preferred Stock, $.0001 par value per share (the "SERIES C PREFERRED STOCK"). The Series A Preferred Stock and Series B Preferred Stock are sometimes hereinafter collectively referred to as the "SENIOR PREFERRED STOCK." The Senior Preferred Stock and the Series C Preferred Stock are sometimes hereinafter collectively referred to as the "PREFERRED STOCK."

         The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class or series of stock of the Corporation shall be as follows:

                  Section 1. Liquidation Rights.

                           (a)      Liquidation Payments.

                                    (i)  In the event of any liquidation,
dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the then outstanding shares of Senior Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes an amount equal to (a) in the case of the Series A Preferred Stock, $1.00 per share

(subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to such series of Senior Preferred Stock) and (b) in the case of the Series B Preferred Stock, $2.50 per share (subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to such series of Senior Preferred Stock), plus (in the case of all series of Senior Preferred Stock) all dividends declared thereon but unpaid and any and all other amounts owing with respect to such shares, as of and including the date full payment shall be tendered to the holders of the Senior Preferred Stock with respect to such liquidation, dissolution or winding up. Such amount is sometimes hereinafter referred to as the "SENIOR PREFERENCE AMOUNT."

         If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Senior Preferred Stock of the entire Senior Preference Amount so distributable to them, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Senior Preferred Stock in proportion to the full Senior Preference Amount each such holder is otherwise entitled to receive under this Section l(a)(i).

         No payment shall be made with respect to the Series C Preferred Stock or Common Stock unless and until fall payment has been made to the holders of the Senior Preferred Stock of the full Senior Preference Amount.

                                    (ii) After all payments shall have been made
in full to both the holders of the Senior Preferred Stock as contemplated by Section l(a)(i) above and to the holders of any class of equity securities that is senior to or pari passu with the Senior Preferred Stock (the "ADDITIONAL SENIOR PREFERRED STOCK"), or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of Senior Preferred Stock and Additional Senior Preferred Stock so as to be available for such payments, the holders of the then outstanding shares of Series C Preferred Stock shall be entitled to receive out of the remaining assets available for distribution an amount equal to the price per share paid for the Series C Preferred Stock (subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to such series of Preferred Stock), plus all dividends declared thereon but unpaid and any and all other amounts owing with respect to such shares, as of and including the date full payment shall be tendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution or winding up. Such amount is sometimes hereinafter referred to as the "SERIES C PREFERENCE AMOUNT," together with the Senior Preference Amount and the preference amount payable with respect to the Additional Senior Preferred Stock, the "PREFERENCE AMOUNT."

                                    (iii) After all payments shall have been
made in full to the holders of the Senior Preferred Stock, the Additional Senior Preferred Stock and the Series C Preferred Stock as contemplated by Section 1(a)(i) above and Section 1(a)(ii) above, respectively, or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of Senior Preferred Stock, the Additional Senior Preferred Stock and the Series C Preferred Stock so as to be available for such payments, remaining assets available for distribution shall be distributed among the holders of the Common Stock ratably in proportion to the number of shares of Common Stock then held by them.

                                    (iv) Upon any such liquidation, dissolution
or winding up, any holder of Preferred Stock may elect to receive, in lieu of the Preference Amount otherwise payable to it pursuant to Section 1.1(a)(i) or
Section 1(a)(ii), an amount per share of Preferred Stock as would have been payable had such share been converted to Common Stock immediately prior to such liquidation, dissolution or winding up, plus all dividends declared but unpaid on each such share of Preferred Stock to and including the date full payment shall be tendered to the holders of the Preferred Stock with respect to such liquidation, dissolution or winding up.

                                    (v)  Upon conversion of shares of Preferred
Stock into shares of Common Stock pursuant to Section 2 below, the holder of such Common Stock shall not be entitled to any preferential payment or distribution in case of any liquidation, dissolution or winding up, but shall share ratably in any distribution of the assets of the Corporation to all the holders of Common Stock.

                                    (vi) The amounts payable with respect to
shares of Preferred Stock under this Section 1(a) are sometimes hereinafter referred to as "LIQUIDATION PAYMENTS."

                           (b)      Distributions Other than Cash. The amount
deemed distributed to the holders of Preferred Stock upon any liquidation, dissolution, or winding-up (including any transaction treated as such pursuant to Section 1(c)), and the value of the consideration received by the Corporation for the issue of any Additional Shares of Common Stock (as defined below), if distributed or received, as the case may be, in any form of property (tangible or intangible) other than cash shall be the fair market value of such property. The term "FAIR MARKET VALUE" or "FAIR VALUE" means, with respect to any security, its Market Price (as defined below), and with respect to any property or assets other than cash or securities, the fair value thereof determined in good faith jointly by the Corporation (including the approval of a director nominated by holders of Common Stock) and the Requisite Holders (as defined below); provided, however, that if the parties are not able to agree within a reasonable period of time (not to exceed thirty (30) days) what amount constitutes fair value, then the fair value will be determined pursuant to the Arbitration Procedure (as defined below). The term "REQUISITE HOLDERS" means the holders of at least two-thirds in voting power of the then outstanding Preferred Stock. The term "MARKET PRICE" means, as to any security, the average of the closing prices of such security's sales on all United States securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P. M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization, in each such case averaged over a period of 30 days consisting of the thirty day period ending three days prior to the date as of which Market Price is being determined. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the Market Price of such security shall be the fair value thereof as determined in good faith jointly by the Corporation (including the approval of a director nominated by holders of Common Stock) and the Requisite Holders; provided, however, that if such parties are not able to agree within a reasonable period of time (not to exceed ten (10) days) what amount constitutes the Market Price, then the Market Price shall be determined pursuant to the Arbitration Procedure. The term "ARBITRATION PROCEDURE" means the following procedure to determine the fair value or the Market Price, as applicable (the VALUATION AMOUNT"). The valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Corporation and the Requisite Holders. If the Corporation and the Requisite Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the City of Boston, Massachusetts, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Corporation and the Requisite Holders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Corporation and no more than three may be named by the Requisite Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The determination of the final valuation amount by such investment banking firm shall be final and binding upon the parties. The Corporation shall pay one-half of the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount and the holders of the Preferred Stock shall pay the other half of such fees and expenses (allocated among them pro rata based on the number of shares of Preferred Stock, on an as-converted basis, then held by each of them). If required by any such investment banking firm or arbitrator, the Corporation and the holders of the Preferred Stock shall execute a retainer and engagement letter containing reasonable terms and conditions, including customary provisions concerning the rights of indemnification and contribution by the Corporation and the holders of the Preferred Stock in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates.

                           (c)      Merger as Liquidation, etc. The merger or
consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold a majority in voting power of the capital stock of the surviving corporation, in which case the provisions of
Section 2(h) shall apply), or the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 1 with respect to the Preferred Stock, unless the holders of at least two-thirds in voting power of the then outstanding shares of Preferred Stock elect to the contrary; such election to be made by giving notice thereof to the Corporation at least three days before the effective date of such event. If such notice is given with respect to the Preferred Stock, the provisions of Section 2(h) shall apply. Unless such election is made with respect to the Preferred Stock, any amounts received by the holders of Preferred Stock as a result of such merger or consolidation shall be deemed to be applied toward, and all consideration received by the Corporation in such asset sale together with all other available assets of the Corporation shall be distributed toward, the Liquidation Payments.

                           (d)      Notice. In the event the Corporation shall
propose to undertake any liquidation, dissolution or winding up of the affairs of the Corporation (including any merger, consolidation or sale of assets which may be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation under Section 1(c)), the Corporation shall, within ten (10) days after the date the Board of Directors approves such action or twenty (20) days prior to any stockholders' meeting called to approve such action, whichever is earlier, give each holder of Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of the Preferred Stock and of Common Stock upon consummation of the proposed action and the proposed date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give each holder of Preferred Stock written notice of such material change. The Corporation shall not consummate any such proposed liquidation, dissolution or winding up before the expiration of thirty (30) days after the mailing of the initial notice or twenty
(20) days after the mailing of any subsequent written notice, whichever is later, provided, that any such 30-day or 20-day period may be shortened or waived upon the written consent of the holders of at least two-thirds in voting power of the outstanding shares of Preferred Stock. Any holder of outstanding shares of Preferred Stock may waive any notice required by this Section by a written instrument specifically indicating such waiver.

                           Section 2. Conversion. The holders of Preferred Stock
shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                           (a)      Right to Convert; Conversion Price. Each
share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the bolder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined in accordance with the following:

                                    (i)  in the case of the Series A Preferred
Stock, by dividing $1.00 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of any additional consideration by the holder thereof (the "SERIES A CONVERSION PRICE") shall initially be $1.00 per share of Common Stock. Such initial Series A Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

                                    (ii) in the case of the Series B Preferred
Stock, by dividing $2.50 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of any additional consideration by the holder thereof (the "SERIES B CONVERSION PRICE") shall initially be $2.50 per share of Common Stock. Such initial Series B Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock is convertible, as hereinafter provided.

                                    (iii) in the case of the Series C Preferred
Stock, by dividing the price per share paid for the Series C Preferred Stock by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of any additional consideration by the holder thereof (the "SERIES C CONVERSION PRICE") shall initially be the price per share paid for the Series C Preferred Stock per share of Common Stock. Such initial Series C Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series C Preferred Stock is convertible, as hereinafter provided.

         Each of the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price is sometimes hereinafter referred to as a "CONVERSION PRICE."

         The right of conversion with respect to any shares of Senior Preferred Stock which shall have been called for redemption under Section 6 hereof shall terminate at the close of business on the day fixed for redemption unless the Corporation shall default in the payment of the redemption price, in which case the right of conversion with respect to such shares shall continue unless and until such redemption price is paid in full.

                           (b)      Automatic Conversion.

                                    (i)  Each share of Preferred Stock shall
automatically be converted into shares of Common Stock at the applicable Conversion Price then in effect upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an offering price per share (prior to underwriters' discounts and commissions) of not less than $7.50 (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications or other like transactions effected by the Corporation in respect of its Common Stock) and with gross proceeds to the Corporation of not less than $25,000,000 (a "QUALIFIED PUBLIC OFFERING"), in the event of which offering the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until the closing of such offering.

                                    (ii) Each share of Preferred Stock shall
automatically be converted into shares of Common Stock at the applicable Conversion Price then in effect upon the written election of the holders of not less than two-thirds in voting power of the then outstanding shares of Preferred Stock to require such mandatory conversion.

                           (c)      Mechanics of Automatic Conversions. Upon
the occurrence of an event specified in Section 2(b), the Preferred Stock of the applicable series shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent;

provided, however, that all holders of shares of Preferred Stock being converted shall be given written notice of the occurrence of the event specified in
Section 2(b) triggering such conversion, including the date such event occurred (the "MANDATORY CONVERSION DATE"), and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation (which agreement will not require a bond) to indemnify the Corporation from any loss incurred by it in connection therewith. On the Mandatory Conversion Date, all rights with respect to the Preferred Stock so converted shall terminate, except any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted, together with cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Preferred Stock converted to and including the time of conversion. Upon the automatic conversion of the Preferred Stock, the holders of such Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder's attorney duly authorized in writing. Upon surrender of such certificates there shall be issued and delivered to such holder, or to such holder's nominee or nominees promptly at such office, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, together with cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Preferred Stock converted to and including the time of conversion. Upon the automatic conversion of the Preferred Stock, all shares of Preferred Stock being converted by any holder thereof shall be aggregated for the purpose of determining the number of shares of Common Stock to which such holder shall be entitled, and no fractional share of Common Stock shall be issued. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the Mandatory Conversion Date, as reasonably determined by the Board of Directors in good faith (notwithstanding the provisions of Section 1(b)).

                           (d)      Mechanics of Optional Conversions. Before
any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that the bolder elects to convert the same and shall state therein the holder's name or the name or names of the holder's nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. On the date of conversion, all rights with respect to the Preferred Stock so converted shall terminate, except any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted and cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Preferred Stock being converted to and including the time of conversion, If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly-executed by the registered holder or by the holder's attorney duly-authorized in writing. Upon the optional conversion of the Preferred Stock of any series, all shares of Preferred Stock being converted by any holder thereof shall be aggregated for the purpose of determining the number of shares of Common Stock to which such holder shall be entitled, and no fractional share of Common Stock shall be issued. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the date of conversion, as reasonably determined by the Board of Directors in good faith (notwithstanding the provisions of Section 1(b)). The Corporation shall, promptly after surrender of the certificate or certificates for conversion, issue and deliver at such office to such holder of Preferred Stock, or to the holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share and cash in an amount equal to all dividends declared but unpaid thereon and any and all other amounts owing with respect thereto at such time. Unless otherwise specified by the holder in the written notice of conversion, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                           (e)      Adjustments to Conversion Price for Diluting
Issues.

                                    (i)  Special Definitions For purposes of
this Section 2(e), the following definitions shall apply:

                                         (1)  "OPTION" shall mean rights,
options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                         (2)  "ORIGINAL ISSUE DATE" shall mean
with respect to any series of Preferred Stock the first date on which a share of Preferred Stock of such series was issued.

                                         (3)  "CONVERTIBLE SECURITIES" shall
mean any evidences of indebtedness, shares of capital stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                         (4)  "ADDITIONAL SHARES OF COMMON
STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 2(e)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                                              (A)  shares of Common Stock issued
or issuable upon conversion of shares of Preferred Stock;

                                              (B)  up to 3,250,000 shares of
Common Stock issued or issuable to employees, consultants or directors of the Corporation pursuant to a stock purchase or stock option plan or other employee stock bonus arrangement approved by a majority of the Corporation's Board of Directors, which majority includes at least two of the Preferred Stock Directors (as hereinafter defined) (such vote, a "MAJORITY DIRECTORS VOTE"); and provided that such number may be adjusted upward by a Majority Directors Vote;

                                              (C)  securities issued in
connection with capital leases, bank financing or other similar transactions with a non-equity financing purpose, in each case as approved by a Majority Directors Vote;

                                              (D)  securities issued in
connection with licensing or strategic alliance transactions, in each case as approved by a Majority Directors Vote;

                                              (E)  securities issued pursuant to
the acquisition of another corporation or other entity by the Corporation by merger, purchase of substantially all of the assets, or other reorganization whereby the Corporation acquires not less than 51% of the voting power of such corporation or other entity in a transaction approved by a Majority Directors Vote;

                                              (F)  up to 1,000,000 shares of
Series A Preferred Stock issued or issuable at a price not less than $1.00 per share pursuant to a Series A and Series B Convertible Preferred Stock Purchase Agreement to be entered into, and performed by, the Corporation with certain existing investors of the Corporation and Abingworth Management Limited;

                                              (G)  shares of Common Stock issued
or issuable at any time to holders of capital stock of Ribopharma AG ("RIBOPHARMA") pursuant to the Share Exchange Agreement dated July 3, 2003 among the Corporation, Alnylam Pharmaceuticals, Inc. ("ALNYLAM"), Ribopharma and the stockholders of Ribopharma (the "SHARE EXCHANGE AGREEMENT");

                                              (H)  up to 898,173 shares of
Series B Preferred Stock issued to Garching Innovation GmbH ("GARCHING"), Massachusetts Institute of Technology ("MIT"), Whitehead Institute for Biomedical Research ("WHITEHEAD INSTITUTE") and Max-Planck-Gesellschaft zur Foerderung der Wissenschaften e.V ("MAX-PLANCK") pursuant to license agreements between such entities and Alnylam;

                                              (I)  shares of capital stock of
the Corporation issued to University of Massachusetts Medical School ("UMASS") pursuant to license agreements between the Corporation and UMASS, in each case as approved by a Majority Directors Vote;

                                              (J)  shares of Common Stock issued
in connection with a Qualified Public Offering;

                                              (K)  up to 94,044 shares of Common
Stock issued to Abingworth Bioventures III A LP, Abingworth Bioventures III B LP, Abingworth Bioventures III C LP and Abingworth Bioventures III Executives LP (the "LENDERS") pursuant to Section 8.2 of the Loan Agreement, dated April 4, 2003, between the Lenders and Ribopharma and the Assignment of Loan among Ribopharma, the Corporation and the Lenders dated on or about the date hereof; and

                                              (L)  shares of Series C Preferred
Stock and Common Stock issued to Merck & Co., Inc. ("MERCK") pursuant to a Securities Purchase Agreement to be entered into, and performed by, the Corporation and Merck.

                                    (ii) No Adjustment of Conversion Price.
Except as set forth in Section 2(e)(vi), no adjustment in the number of shares of Common Stock into which any series of Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price for such series in respect of the issuance of Additional Shares of Common Stock, (a) unless the consideration per share for an Additional Share of Common Stock (determined pursuant to Section 2(e)(v)) issued or deemed to be issued by the Corporation is less than the applicable Conversion Price for such series in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock or (b) if prior to such issuance or within twenty (20) days thereafter the Corporation receives notice from the holders of at least two-thirds of the outstanding shares of such series of Preferred Stock that no such adjustment in the Conversion Price for such series shall be made.

                                    (iii) Issue of Securities Deemed Issue of
Additional Shares of Common Stock.

                                         (1)  Options and Convertible
Securities. In the event the Corporation at any time or from time to time after the Original Issue Date for any series of Preferred Stock shall issue any Options (excluding for all purposes of this Section 2(e)(iii)(1) Options excluded from the definition of Additional Shares of Common Stock in Section 2(e)(i)(4)(B)) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record, date shall have been fixed, as of the close of business on such record date, and the Conversion Price of any such series of Preferred Stock shall be adjusted accordingly, provided, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                              (A)  no further adjustment in the
Conversion Price of any such series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                              (B)  if such Options or
Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of any such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                              (C)  upon the expiration of any
such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of any such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                                   (I)  In the case of
         Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                                   (II) in the case of Options
         for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 2(e)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                              (D)  no readjustment pursuant to
clause (B) or (C) above shall have the effect of increasing the Conversion Price of any such series of Preferred Stock to an amount which exceeds the lower of
(1) the Conversion Price of any such series of Preferred Stock immediately prior to adjustment on the original adjustment date, or (ii) the Conversion Price of any such series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                              (E)  if such record date shall
have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price of any such series of Preferred Stock which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price of any such series of Preferred Stock shall be adjusted pursuant to this Section 2(e)(iii) as of the actual date of their issuance.

                                         (2)  Stock Dividends, Stock
Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date for any series of Preferred Stock shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued with respect to such series of Preferred
Stock:

                                              (A)  in the case of any such
dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                                              (B)  in the case of any such
subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and no part of such dividend or distribution shall have been paid on the date fixed therefor, the adjustment previously made in the Conversion Price of any such series of Preferred Stock which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price of such series of Preferred Stock shall be adjusted pursuant to this Section 2(e)(iii) as of the time of actual payment of such dividend or distribution.

                                    (iv) Adjustment of Conversion Price Upon
Issuance of Additional Shares of Common Stock.

                                         (1)  Series A Preferred Stock and
Series B Preferred Stock: In the event that at anytime or from time to time after the Original Issue Date for the Series A Preferred Stock or Series B Preferred Stock the Corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(e)(iii)(1) but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(e)(iii)(2), which event is dealt with in Section 2(e)(vi)(1)), without consideration or for a consideration per share less than the Series A Conversion Price or the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price or Series B Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one tenth of one cent) determined in accordance with the following formula:

                    NCP=(P(1))(Q(1))+(P(2))(Q(2))/Q(1)+Q(2)
        where:

                 NCP  =    New Series A Conversion Price or Series B Conversion
                           Price, as applicable;

                 P(1) = Series A Conversion Price or Series B Conversion Price, as applicable, in effect immediately prior to new issue;

                 Q(1) = Number of shares of Common Stock outstanding, or deemed to be outstanding as set forth below, immediately prior to such issue;

                 P(2) = Price per share received by the Corporation upon such issue;

                 Q(2) = Number of shares of Common Stock issued, or deemed to have been issued, in the subject transaction;

Provided, that for the purpose of this Section 2(e)(iv), all shares of Common Stock issuable upon conversion or exercise of Options or Convertible Securities (including without limitation shares of Preferred Stock) outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 2(e)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                                         (2)  Series C Preferred Stock: If there
shall occur any adjustment in the Series B Conversion Price pursuant to Section 2(e)(iv)(1) above, then and in such event, the Series C Conversion Price shall be automatically adjusted (rounded down to the nearest cent) by the same percentage as the percentage of the adjustment to the Series B Conversion Price.

                                    (v)  Determination of Consideration. For
purposes of this Section 2(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                         (1)  Cash and Property. Such
consideration shall:

                                              (A)  insofar as it consists of
cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                              (B)  insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in accordance with Section 1(b); and

                                              (C)  in the event Additional
Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                                         (2)  Options and Convertible
Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(e)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (vi) Adjustment for Dividends,
Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

                                         (1)  Stock Dividends, Distributions or
Subdivisions. In the event the Corporation shall be deemed to issue Additional Shares of Common Stock pursuant to Section 2(e)(iii)(2) in a stock dividend, stock distribution or subdivision, the Conversion Price of each series of Preferred Stock in effect immediately before such deemed issuance shall, concurrently with the effectiveness of such deemed issuance, be proportionately decreased.

                                         (2)  Combinations or Consolidations. In
the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                           (f)      Adjustments for Certain Dividends and
Distributions. In the event that at any time or from time to time after the Original Issue Date for any series of Preferred Stock the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or securities the issuance of which are deemed to be issuances of Common Stock under Section 2(e)(iii), then and in each such event provision shall be made so that the holders of Preferred Stock of such series shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock immediately prior to such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application during such period to all adjustments called for herein.

                           (g)      Adjustment for Reclassification, Exchange,
or Substitution. In the event that at any time or from time to time after the Original Issue Date for any series of Preferred Stock, the Common Stock issuable upon the conversion of such series of Preferred Stock shall be changed into the same or a different number of shares of any class or series of stock or other securities or property, whether by capital reorganization, reclassification, recapitalization or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then and in each such event the holder of any shares of such series of Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, recapitalization or other change by the holder of a number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of such series of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, recapitalization or change, all subject to further adjustment as provided herein.

                           (h)      Adjustment for Merger, Consolidation or Sale
of Assets. In the event that at any time or from time to time the Corporation shall merge or consolidate with or into another entity or sell all or substantially all of its assets, and such consolidation, merger or sale is not treated as a liquidation under Section 1(c), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled to receive upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this
Section 2 with respect to the rights and interest thereafter of the holders of shares of such Preferred Stock, to the end that the provisions set forth in this
Section 2 (including provisions with respect to changes in and other adjustments of the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of such Preferred Stock.

                           (i)      Special Mandatory Conversion.

                                    (i)  Mandatory Conversion Upon Failure to
Participate in Equity Financing.

                                         (1)  When any holder of shares of
Series A Preferred Stock is entitled to exercise its right of first refusal (the "RIGHT OF FIRST REFUSAL") as set forth in Section 3 of that certain Investor Rights Agreement, dated as of July 31, 2003, by and among the Corporation and certain of its stockholders (the "RIGHTS AGREEMENT") with respect to any issuance or sale by the Corporation of any equity securities (but not options, warrants or debt securities convertible into equity securities) of the Corporation without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue or sale (a "SERIES A DILUTIVE ISSUANCE") and (x) the Corporation has complied in all material respects with its obligations pursuant to Section 3 of the Rights Agreement in respect thereof and (y) the provisions of the Right of First Refusal applicable to the particular Series A Dilutive Issuance involved have not been waived by the Corporation or eliminated in accordance with the terms of the Rights Agreement, if such holder (either alone or with or through its partners, stockholders or affiliates) does not, by exercise of such holder's Right of First Refusal, acquire at least such holder's Basic Amount (as defined in and calculated in accordance with Section 3.1 of the Rights Agreement) of New Securities (as defined in Section 3.2 of the Rights Agreement) in such Series A Dilutive Issuance, then each Non-Participating Series A Share (as defined below) held by such holder shall automatically and without further action on the part of such holder be converted, effective subject to and concurrently with consummation of the Series A Dilutive Issuance, into shares of Common Stock at the time of the first closing of such Series A Dilutive Issuance, at the Series A Conversion Price in effect immediately prior to such closing. Each holder whose shares of Series A Preferred Stock are converted into shares of Common Stock in accordance with this Section 2(i)(i)(1) shall be deemed to have waived with respect to each Non-Participating Series A Share (A) the reduction in the Series A Conversion Price of such Non-Participating Series A Share that would have otherwise resulted pursuant to Section 2(e) from such Series A Dilutive Issuance and (B) the right to receive, upon conversion of such Non-Participating Series A Share pursuant to this Section 2(i)(i)(1), any additional shares of Common Stock that would have been issuable as a result of such reduction in the Conversion Price. The term "NON-PARTICIPATING SERIES A SHARES" shall mean such number of shares of Series A Preferred Stock of a holder that is determined by multiplying the total number of shares of Series A Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series A Dilutive Issuance minus the number of New Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement) in the Series A Dilutive Issuance, and the denominator of which is such holder's Basic Amount.

                                         (2)  When any holder of shares of
Series B Preferred Stock is entitled to exercise its Right of First Refusal as set forth in Section 3 of the Rights Agreement with respect to any issuance or sale by the Corporation of any equity securities (but not options, warrants or debt securities convertible into equity securities) of the Corporation without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issue or sale (a "SERIES B DILUTIVE ISSUANCE") and (x) the Corporation has complied in all material respects with its obligations pursuant to Section 3 of the Rights Agreement in respect thereof and (y) the provisions of the Right of First Refusal applicable to the particular Series B Dilutive Issuance involved have not been waived by the Corporation or eliminated in accordance with the terms of the Rights Agreement, if such holder (either alone or with or through its partners, stockholders or affiliates) does not by exercise of such holder's Right of First Refusal, acquire at least such holder's Basic Amount of New Securities in such Series B Dilutive Issuance, then each Non-Participating Series B Share (as defined below) held by such holder shall automatically and without further action on the part of such holder be converted, effective subject to and concurrently with consummation of the Series B Dilutive Issuance, into shares of Common Stock at the time of the first closing of such Series B Dilutive Issuance, at the Series B Conversion Price in effect immediately prior to such closing. Each holder whose shares of Series B Preferred Stock are converted into shares of Common

Stock in accordance with this Section 2(i)(i)(2) shall be deemed to have waived with respect to each Non-Participating Series B Share (A) the reduction in the Series B Conversion Price of such Non-Participating Series B Share that would have otherwise resulted pursuant to Section 2(e) from such Series B Dilutive Issuance and (B) the right to receive, upon conversion of such Non-Participating Series B Share pursuant to this Section 2(i)(i)(2), any additional shares of Common Stock that would have been issuable as a result of such reduction in the Conversion Price. The term "NON-PARTICIPATING SERIES B SHARES" shall mean such number of shares of Series B Preferred Stock of a holder that is determined by multiplying the total number of shares of Series B Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series B Dilutive Issuance minus the number of new Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement) in the Series B Dilutive Issuance, and the denominator of which is such holder's Basic Amount.

(3) When any holder of shares of Series C Preferred Stock is entitled to exercise its right of first refusal (the "SERIES C RIGHT OF FIRST REFUSAL") as set forth in Section 16 of that certain Investor Rights Agreement, dated as of September 8,2003, by and between the Corporation and Merck & Co.,Inc. (the "SERIES C RIGHTS AGREEMENT") with respect to any issuance or sale by the Corporation of any equity securities (but not options, warrants or debt securities convertible into equity securities) of the Corporation without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue or sale (a "SERIES C DILUTIVE ISSUANCE") and (x) the Corporation has complied in all material respects with its obligations pursuant to Section 16 of the Series C Rights Agreement in respect thereof and (y) the provisions of the Series C Right of First Refusal applicable to the particular Series C Dilutive Issuance involved have not been waived by the Corporation or eliminated in accordance with the terms of the Series C Rights Agreement, if such holder (either alone or with or through its partners, stockholders or affiliates) does not, by exercise of such holder's Series C Right of First Refusal, acquire at least such holder's Basic Amount (as defined in and calculated in accordance with Section 16(a) of the Series C Rights Agreement) of New Securities (as defined in Section 16(b) of the Series C Rights Agreement) in such Series C Dilutive Issuance, then each Non-Participating Series C Share (as defined below) held by such holder shall automatically and without further action on the part of such holder be converted, effective subject to and concurrently with consummation of the Series C Dilutive Issuance, into shares of Common Stock at the time of the first closing of such Series C Dilutive Issuance, at the Series C Conversion Price in effect immediately prior to such closing. Each holder whose shares of Series C Preferred Stock are converted into shares of Common Stock in accordance with this Section 2(i)(i)(3) shall be deemed to have waived with respect to each Non-Participating Series C Share (A) the reduction in the Series C Conversion Price of such Non-Participating Series C Share that would have otherwise resulted pursuant to Section 2(e) from such Series C Dilutive Issuance and (B) the right to receive, upon conversion of such Non-Participating Series C Share pursuant to this Section 2(i)(i)(3), any additional shares of Common Stock that would have been issuable as a result of such reduction in the Conversion Price. The term "NON-PARTICIPATING SERIES C SHARES" shall mean such number of shares of Series C Preferred Stock of a holder that is determined by multiplying the total number of shares of Series C Preferred Stock held by such holder by a fraction, the numerator of which is such holder's

Basic Amount in such Series C Dilutive Issuance minus the number of New Securities purchased by such holder (and any assignee of such holder pursuant to Section 16(i) of the series C Rights Agreement) in the Series C Dilutive Issuance, and the denominator of which is such holder's Basic Amount.

                                    (ii) Notwithstanding the foregoing, in the
event that the Corporation issues equity securities in a transaction that is both a Series A Dilutive Issuance and a Series B Dilutive Issuance (the "SERIES A/B DILUTIVE ISSUANCE") and a holder of both Series A Preferred Stock and Series B Preferred Stock does not acquire at least such holder's Basic Amount of New Securities, then the shares of Senior Preferred Stock of such holder that shall be converted into shares of Common Stock in accordance with this Section 2(i) shall bo allocated pro rata to such holder's Series A Preferred Stock and Series B Preferred Stock. For purposes of clarity, in the event of a Series A/B Dilutive Issuance, (A) the term "NON-PARTICIPATING SERIES A SHARES" shall mean such number of shares of Series A Preferred Stock of a holder that is determined by multiplying the total number of shares of Series A Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series A/B Dilutive Issuance minus the number of new Securities purchased by such holder (and any assignee of such holder pursuant to Section
3.9 of the Rights Agreement) in the Series A/B Dilutive Issuance and the denominator of which is such holder's Basic Amount and (B) the term "NON-PARTICIPATING SERIES B SHARES" shall mean such number of shares of Series
B Preferred Stock of a holder that is determined by multiplying the total number of shares of Series B Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series A/B Dilutive Issuance minus the number of new Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement) in the Series A/B Dilutive Issuance, and the denominator of which is such holder's Basic Amount.

                                    (iii) Mechanics of Special Mandatory
Conversion. The holder of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock converted pursuant to this Section 2(i) shall surrender the certificate or certificates of such shares, duly endorsed for transfer or with duly executed stock transfer powers sufficient to permit transfers attached, at the office of the Corporation or any transfer agent for such Preferred Stock (or such holder shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an agreement reasonably satisfactory to the Corporation (which agreement will not require a bond) to indemnify the Corporation from any loss incurred by it in connection therewith). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the consummation of the Series A Dilutive Issuance, Series B Dilutive Issuance or Series C Dilutive Issuance, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a holder of record of Common Stock on the next succeeding date on which the transfer books are open.

                           (j)      No Impairment. The Corporation shall not, by
amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Eights of the holders of Preferred Stock against impairment.

                  (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for a particular series of Preferred Stock pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of a particular series of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of such series of Preferred Stock.

                  (l) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                  (m) Common Stock Reserved. The Corporation shall reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of Preferred Stock, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (n) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of Preferred Stock, provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of the Preferred Stock.

                  (o) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion or transfer of such Preferred Stock or Common Stock.

                  (p) Validity of Shares. The Corporation agrees that it will from time to time take all such actions as may be required to assure that all shares of Common Stock which may be issued upon conversion of any Preferred Stock will, upon issuance, be legally and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                  Section 3. Restrictions.

                  (a) In addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least 60% in voting power of the then outstanding shares of Series A Preferred Stock, the Corporation will not:

                           (i)      amend the preferences, rights or privileges
of the Series A Preferred Stock;

                           (ii)     amend or repeal any provision of, or add any
provision to, the Corporation's Certificate of Incorporation or By-laws or permit any corporation or other entity in which it holds, directly or indirectly, an equity interest representing more than 50% of the voting power of all outstanding capital stock of such entity (any such entity, a "SUBSIDIARY") to amend or repeal any provision of or add any provision to, the Certificate of Incorporation (or other equivalent organizational document) or By-Laws (or other equivalent document) of such Subsidiary that would adversely affect the preferences, rights or privileges of the Series A Preferred Stock or increase or decrease the number of authorized shares of Series A Preferred Stock; or

                           (iii)    authorize or designate any class or series
of capital stock having rights senior to or on a parity with the Series A Preferred Stock as to dividends, liquidation or otherwise.

                  (b) In addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least 66 2/3% in voting power of the then outstanding shares of Series B Preferred Stock, the Corporation will not:

                           (i)      amend the preferences, rights or privileges
of the Series B Preferred Stock;

                           (ii)     amend or repeal any provision of or add any
provision to, the Corporation's Certificate of Incorporation or By-laws or permit any Subsidiary to amend or repeal any provision of, or add any provision to, the Certificate of Incorporation (or other equivalent organizational document) or By-laws (or other equivalent document) of such Subsidiary that would adversely affect the preferences, rights or privileges of the Series B Preferred Stock or increase or decrease the number of authorized shares of Series B Preferred Stock; or

                           (iii)    authorize or designate any class or series
of capital stock having rights senior to or on a parity with the Series B Preferred Stock as to dividends, liquidation or otherwise.

                  (c) In addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the voting power of the then outstanding shares of Series C Preferred Stock, the Corporation will not:

                           (i)      amend the preferences, rights or privileges
of the Series C Preferred Stock; or

                           (ii)     amend or repeal any provision of or add any
provision to, the Corporation's Certificate of Incorporation or By-laws or permit any Subsidiary to amend or repeal any provision of, or add any provision to, the Certificate of Incorporation (or other equivalent organizational document) or By-laws (or other equivalent document) of such Subsidiary that would adversely affect the preferences, rights or privileges of the Series C Preferred Stock or increase or decrease the number of authorized shares of Series C Preferred Stock.

                  (d) In addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least 66 2/3% in voting power of the then outstanding shares of all series of Senior Preferred Stock, voting together as a single class, the Corporation will not:

                           (i)      pay or declare any dividend or distribution
on any shares of its capital stock (except dividends payable solely in shares of Common Stock), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through Subsidiaries or otherwise, of any shares of the Corporation's capital stock except (a) as expressly set forth herein or (b) for repurchases of Common Stock upon termination of employment or service pursuant to written agreements in effect on the date hereof or written agreements approved by the Corporation's Board of Directors or a committee thereof);

                           (ii)     sell, lease or otherwise dispose of all or
substantially all of the assets of the Corporation, or permit any Subsidiary to sell, lease or otherwise dispose of all or substantially all of the assets of such Subsidiary;

                           (iii)    voluntarily liquidate or dissolve or permit
any Subsidiary to voluntarily liquidate or dissolve;

                           (iv)     enter into any merger, consolidation or
capital reorganization, or permit any Subsidiary to enter into any merger, consolidation or capital reorganization, except as contemplated by the Share Exchange Agreement;

                           (v)      effect any acquisition of the capital stock
of another entity that results in the consolidation of that entity into the results of operations of the Corporation, except as contemplated by the Share Exchange Agreement;

                           (vi)     increase the number of seats on the Board of
Directors above nine;

                           (vii)    acquire all or substantially all of the
assets of another entity, except as contemplated by the Share Exchange
Agreement;

                           (viii)   incur indebtedness for borrowed funds, in a
single or related series of transactions, in principal amount at any time outstanding in excess of $500,000 (except in connection with the transactions contemplated by the Share Exchange Agreement, including the assumption of indebtedness owed by Ribopharma to Abingworth Bioventures III A LP, Abingworth Bioventures III B LP, Abingworth Bioventures III C LP and Abingworth Bioventures Executives LP.)

                           (ix)     create a new plan or arrangement for the
grant of stock options, stock appreciation rights, restricted stock or other similar stock-based compensation, or increase the number of shares or other rights available under such existing plan or arrangement, except for increases in the number of shares approved in the manner provided in Section 2(e)(i)(4)(B);or

                           (x)      any provision of the By-Laws of the
Corporation to the contrary notwithstanding, increase the number of directors constituting the entire Board of Directors, except as necessary to add independent outside directors whose election is subject to the approval of all of the Preferred Stock Directors then in office (as defined below).

                  (e)      (i)      Notwithstanding any other provision of this
Certificate of Incorporation or the Corporation's By-Laws to the contrary, written notice of any action specified in Section 3(a), 3(b) or 3(d) shall be given by the Corporation to each holder of outstanding shares of Senior Preferred Stock at least twenty (20) days before the date on which the books of the Corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least twenty (20) days before the date when such proposed action is scheduled to take place. Any holder of outstanding shares of Senior Preferred Stock may waive any notice required by (his Section by a written document specifically indicating such waiver, and the holders of two-thirds in voting power of all series of Senior Preferred Stock, voting together as a single class, may waive any such notice on behalf of all holders of the Senior Preferred Stock.

                           (ii)     Notwithstanding any other provision of this
Certificate of Incorporation or the Corporation's By-Laws to the contrary, written notice of any action specified in Section 3(c) shall be given by the Corporation to each holder of outstanding shares of Series C Preferred Stock at least twenty (20) days before the date on which the books of the Corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least twenty (20) days before the date when such proposed action is scheduled to take place. Any holder of outstanding shares of Series C Preferred Stock may waive any notice required by this Section by a written document specifically indicating such waiver, and the holders of a majority in voting power of the Series C Preferred Stock, voting together as a single class, may waive any such notice on behalf of all holders of the Series C Preferred Stock.

                  Section 4. Voting Rights.

                  (a) Except as otherwise required by law or set forth in this Certificate of Incorporation, the holders of Preferred Stock shall be entitled to notice of any meeting of stockholders and shall vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote. With respect to all questions as to which, under law, stockholders are required to vote by classes or series, the Preferred Stock shall vote separately as a single class and series apart from the Common Stock. Shares of Common Stock and Preferred Stock shall entitle the holders thereof to the following number of votes on any matter as to which they are entitled to vote:

                           (i)      Holders of Common Stock shall have one vote
per share; and

                           (ii)     Holders of Preferred Stock shall have that
number of votes per share as is equal to the number of shares of Common Stock (including fractions of a share) into which each such share of Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting or on the date of any written consent.

                  (b) Except as contemplated by the Rights Agreement, the Board of Directors shall not delegate any of its powers or duties to any committee of the Board of Directors without the consent of all of the Preferred Stock Directors then in office.

                  (c) In addition to any other vote required by law or by this Certificate of Incorporation, the Corporation shall not amend this Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to amend, alter or repeal the powers, preferences or special rights of the Senior Preferred Stock in a manner that affects them adversely, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Senior Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

                  (d) In addition to any other vote required by law or by this Certificate of Incorporation, the Corporation shall not amend this Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to amend, alter or repeal the powers, preferences or special rights of the Series C Preferred Stock in a manner that affects them adversely, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case maybe) separately as a class.

                  (e) At all times during which the number of outstanding shares of Series A Preferred Stock equals or exceeds 1,000,000 (such minimum number of shares to be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event), the holders of the outstanding shares of Series A Preferred Stock shall have the exclusive right, separately from the Common Stock and the other series of Preferred Stock, to elect two directors of the Corporation. Any such director is sometimes hereinafter referred to as a "SERIES A PREFERRED STOCK DIRECTOR." At all times during which the number of outstanding shares of Series B Preferred Stock equals or exceeds 1,000,000 (such minimum number of shares to be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event), the holders of the outstanding shares of Series B Preferred Stock shall have the exclusive right, separately from the Common Stock and the other series of Preferred Stock, to elect one director of the Corporation. Such director is sometimes hereinafter referred to as a "SERIES B PREFERRED STOCK DIRECTOR." At all times during which the number of outstanding shares of Senior Preferred Stock equals or exceeds 2,000,000 (such minimum number of shares to be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event), the holders of the outstanding shares of Senior Preferred Stock, voting together as a single class, shall have the exclusive right, separately from the Common Stock, to elect one director of the Corporation. Such director is sometimes hereinafter referred to as a "SERIES A/B PREFERRED STOCK DIRECTOR" and each of the Series A Preferred Stock Directors, the Series B Preferred Stock Director and the Series A/B Director is sometimes hereinafter referred to as a "PREFERRED STOCK DIRECTOR." Each Preferred Stock Director shall be elected by the vote or written consent of the holders of a plurality in voting power of the series of Senior Preferred Stock entitled to elect such Preferred Stock Director. If a Preferred Stock Director shall cease to serve as a director for any reason, another director elected by the holders of the series of Senior Preferred Stock entitled to elect such Preferred Stock Director shall replace such director. Any Preferred Stock Director may be removed, with or without cause, and a replacement Preferred Stock Director may be elected in his stead, at any time by the affirmative vote at a meeting duly called for the purpose, or by written consent, of the holders of a plurality in voting power of the outstanding series of Senior Preferred Stock entitled to elect such director.

                  (f) At all times during which shares of Common Stock remain outstanding, the holders of the outstanding shares of Common Stock shall have the exclusive right, separately from the Preferred Stock, to elect two directors of the Corporation (the "COMMON STOCK DIRECTORS"). Each Common Stock Director shall be elected by the vote or written consent of the holders of a plurality in voting power of the outstanding Common Stock. If a Common Stock Director shall cease to serve as a director for any reason, another director elected by the holders of the Common Stock shall replace such director. Any Common Stock Director may be removed, with or without cause, and a replacement Common Stock Director may be elected in his stead, at any time by the affirmative vote at a meeting duly called for the purpose, or by written consent, of the holders of a plurality in voting power of the outstanding Common Stock.

                  (g) All other directors of the Corporation shall be elected by the holders of the Common Stock and Preferred Stock voting together as a single class, with the holders of Preferred Stock to have that number of votes as is determined in accordance with Section 4(a)(ii).

                  (h) In addition to any rights which may be available under the Corporation's By-Laws or otherwise under law, the holders of not less than twenty percent (20%) in voting power of the outstanding Senior Preferred Stock shall be entitled to call meetings of the stockholders of the Corporation. Within five (5) business days after written application by the holders of not less than twenty percent (20%) in voting power of the outstanding Senior Preferred Stock, the President or Secretary, or such other officer of the Corporation as may be authorized in the By-Laws of the Corporation to give notice of meetings of stockholders of the Corporation, shall notify each stockholder of the Corporation entitled to such notice of the date, time, place and purpose of such meeting.

                  Section 5. Dividends.

                  (a) Dividends may be declared and paid on Common Stock and Preferred Stock from funds lawfully available therefor as and when determined by the Board of Directors of the Corporation.

                  (b) No dividends shall be declared or paid on the Common Stock or Preferred Stock except as set forth in this Section 5.

                  Section 6. Redemption

                  (a) At the written election of holders of at least 66 2/3% in voting power of the outstanding shares of Senior Preferred Stock made at any time on or after July 25,2007 (the "REDEMPTION ELECTION"), the Corporation shall be required to redeem all, but not less than all, of the outstanding shares of Senior Preferred Stock in three equal annual installments, upon the terms set forth in. this Section 6. The first installment of such redemption (the "FIRST REDEMPTION DATE") shall occur on a date specified in the Redemption Election, which shall be not less than ninety (90) days after the date of the Redemption Election, and the second and third installments of such redemption shall occur on the first and second anniversaries, respectively, of the First Redemption Date. The Corporation shall redeem one-third of the outstanding shares of Senior Preferred Stock held by each holder on the First Redemption Date, one half of the outstanding shares of Senior Preferred Stock then held by each holder on the first anniversary thereof and the remaining shares on the second anniversary thereof. On each such redemption date, the holders shall surrender the certificate or certificates for the shares to be redeemed duly endorsed for transfer or with duly executed stock transfer powers sufficient to permit transfer attached, at the offices of the Corporation or of any transfer agent for the Senior Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver to each holder a certificate or certificates for the balance of the shares not being redeemed. The redemption price of each share of Series A Preferred Stock shall be equal to (i) $1.00 (as adjusted for any stock dividend, stock split, combination of shares, reclassification or other similar event with respect to such Senior Preferred Stock) plus all dividends declared but unpaid on such share on the applicable redemption date (the "SERIES A REDEMPTION AMOUNT") plus (ii) an additional amount computed like interest payable on the Series A Redemption Amount at the rate equal to simple interest of ten percent (10%) per annum from the date of issuance of such share of Senior Preferred Stock. The redemption price of each share of Series B Preferred Stock shall be equal to (i) $2.50 (as adjusted for any stock dividend, stock split, combination of shares, reclassification or other similar event with respect to such Senior Preferred Stock) plus all dividends declared but unpaid on such share on the applicable redemption date (the "SERIES B REDEMPTION AMOUNT," each of the Series A Redemption Amount and the Series B Redemption Amount being sometimes hereinafter referred to as a "REDEMPTION AMOUNT") plus (ii) an additional amount computed like interest payable on the Series B Redemption Amount at the rate equal to simple interest of ten percent (10%) per annum from the date of issuance of such share of Senior Preferred Stock.

                  (b) Notice of redemption shall be sent by first class mail, postage prepaid, to each holder of record of the Senior Preferred Stock, not less than thirty days nor more than sixty days prior to the First Redemption Date, at the address of such holder as it appears on the books of the Corporation. Such notice shall set forth (i) the First Redemption Date, the dates of the second and third installments of such redemption, and the place of redemption; and (ii) the number of shares to be redeemed on each date of redemption and the redemption price calculated in accordance with Section 6(a) above, on each such date. The Corporation shall be obligated to redeem the Senior Preferred Stock on the dates and in the amounts set forth in the notice; provided, however, that any holder of Senior Preferred Stock who is not party to a Redemption Election may convert any or all of the shares owned by such holder into Common Stock in accordance with Section 2(d) at any time prior to the date of redemption of such shares. The Corporation, if advised before the close of business on the relevant redemption date by written notice from any holder of record of Senior Preferred Stock to be redeemed, shall credit against the number of shares of Senior Preferred Stock required to be redeemed from such holder, and shall not redeem, the number of shares of Senior Preferred Stock-which shall have been converted by such holder on or before such date and which shall not previously have been credited against any redemption.

                  (c) If, on or before a redemption date, the funds necessary for such redemption shall have been set aside by the Corporation and deposited with a bank or trust company, in trust for the pro rata benefit of the holders of the Senior Preferred Stock that has been called for redemption, then, notwithstanding that any certificates for shares that have been called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding from and after such redemption date, and all rights of holders of such shares so called for redemption shall forthwith, after such redemption date, cease and terminate with respect to such shares, excepting only the right to receive the redemption funds therefor to which they are entitled. Any interest accrued on funds so deposited and unclaimed by stockholders entitled thereto shall be paid to such stockholders at the time their respective shares are redeemed or to the Corporation at the time unclaimed amounts are paid to it. In case the holders of Senior Preferred Stock which shall have been called for redemption shall not, within one year after the final redemption date, claim the amounts so deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment thereof. Any funds so deposited with a bank or trust company which shall not be required for such redemption by reason of the exercise subsequent to the date of such deposit of the right of conversion of any shares or otherwise shall be returned to the Corporation forthwith.

                  (d) If the Corporation for any reason fails to redeem any of the shares of Senior Preferred Stock in accordance with Section 6(a) on or prior to the redemption dates determined in accordance with this Section 6, then, the Corporation shall become obligated to pay, in addition to the redemption price specified in Section 6(a), interest on the unpaid balance of such price, which shall accrue at a rate equal to the lesser of (i) one percent (1%) per month or (ii) the maximum interest rate allowable under applicable law, until such price is paid in full.

                  (e) If the funds of the Corporation legally available for redemption of shares of Senior Preferred Stock on a redemption date are insufficient to redeem the total number of shares of Senior Preferred Stock submitted for redemption, those funds which are legally available will be used to redeem the maximum possible number of whole shares ratably among the holders of such shares based on the total Redemption Amounts owed to such holders. The shares of Senior Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Senior Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

                  Section 7. No Reissuance of Preferred Stock. No shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                  Section 8. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                  Section 9. Notices. All notices required or permitted to be sent pursuant to this Article FOURTH shall be deemed sufficient if contained in a written instrument and delivered in person or duly sent by first-class mail postage prepaid (other than in the case of notices to or from any non-U.S. resident) or by fax or DHL, Federal Express or other recognized express international courier service, addressed to the intended recipient at the recipient's address as it appears on the books of the Corporation."

         3. Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice and that written notice of the taking of such actions has been given in accordance with
Section 228(e) of State of Delaware.

         4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         Signed this 8th day of September 2003.

                                   ALNYLAM HOLDING CO.

                                   BY: /s/ JOHN MARAGANORE
                                       ----------------------
                                       Name: JOHN MARAGANORE
                                       Title: President & CEO

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 01:41 PM 10/09/2003
                                                     FILED 01:13 PM 10/09/2003
                                                   SRV 030650919 - 3651907 FILE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ALNYLAM HOLDING CO.

         Alnylam Holding Co., a Delaware corporation (hereinafter, the "CORPORATION"), hereby certifies as follows:

         1. The name of the Corporation is Alnylam Holding Co. The date of filing of its original Certificate of Incorporation with the Delaware Secretary of State was May 8,2003.

         2. The Certificate of Incorporation of the Corporation, as filed on May 8, 2003, as amended by the Certificate of Amendment, as filed on July 24, 2003 and the Certificate of Amendment, as filed on September 8, 2003 (collectively, the "CERTIFICATE OF INCORPORATION"), is hereby further amended by deleting the first paragraph of Article FOURTH thereof in its entirety and by substituting in lieu of said first paragraph of Article FOURTH the following new first paragraph of Article FOURTH:

         "The total number of shares of all classes of stock which the Corporation has authority to issue is 57,011,480 shares, consisting of 34,739,392 shares of Common Stock, par value $.0001 per share (the "COMMON STOCK"), 3,000,010 shares of Series A Convertible Preferred Stock, par value $.0001 per share (the "SERIES A PREFERRED STOCK"), 16,672,078 shares of Series B Convertible Preferred Stock, $.0001 par value per share (the "SERIES B PREFERRED STOCK"), and 2,600,000 shares of Series C Convertible Preferred Stock, $.0001 par value per share (the "SERIES C PREFERRED STOCK"). The Series A Preferred Stock and Series B Preferred Stock are sometimes hereinafter collectively referred to as the "SENIOR PREFERRED STOCK." The Senior Preferred Stock and the Series C Preferred Stock are sometimes hereinafter collectively referred to as the "PREFERRED STOCK."

         3. The Certificate of Incorporation is hereby further amended by deleting in its entirety Section 2(i)(i)(3) of Article FOURTH and by substituting in lieu of such section the following new Section 2(i)(i)(3) of Article FOURTH:

         "(3)     When any holder of shares of Series C Preferred Stock is
         entitled to exercise its right of first refusal (the "SERIES C RIGHT OF FIRST REFUSAL") as set forth in Section 3 of the Rights Agreement or
         Section 16 of that certain Investor Rights Agreement, dated as of September 8, 2003, by and between the Corporation and Merck & Co., Inc. (the "SERIES C RIGHTS AGREEMENT"), as the case may be, with respect to any issuance or sale by the Corporation of any equity securities (but not options, warrants or debt securities convertible into equity securities) of the Corporation without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue or sale (a "SERIES C DILUTIVE ISSUANCE") and (x) the Corporation has complied in all material respects with its obligations pursuant to Section 3 of the Rights Agreement or Section 16 of the Series C Rights Agreement, as the case may be, in respect thereof and (y) the provisions of the Series C Right of First Refusal applicable to the particular Series C Dilutive Issuance involved have not been waived by the Corporation or eliminated in accordance with the terms of the Rights Agreement or the Series C Rights Agreement, as the case may be, if such holder (either alone or with or through its partners, stockholders or affiliates) does not, by exercise of such holder's Series C Right of First Refusal, acquire at least such holder's Basic Amount (as defined in and calculated in accordance with Section 3.1 of the Rights Agreement or Section 16(a) of the Series C Rights Agreement, as the case may be) of New Securities (as defined in Section 3.2 of the Rights Agreement or Section 16(b) of the Series C Rights Agreement, as the case may be) in such Series C Dilutive Issuance, then each Non-Participating Series C Share (as defined below) held by such holder shall automatically and without further action on the part of such holder be converted, effective subject to and concurrently with consummation of the Series C Dilutive Issuance, into shares of Common Stock at the time of the first closing of such Series C Dilutive Issuance, at the Series C Conversion Price in effect immediately prior to such closing. Each holder whose shares of Series C Preferred Stock are converted into shares of Common Stock in accordance with this Section 2(i)(i)(3) shall be deemed to have waived with respect to each Non-Participating Series C Share (A) the reduction in the Series C Conversion Price of such Non-Participating Series C Share that would have otherwise resulted pursuant to Section 2(e) from such Series C Dilutive Issuance and (B) the right to receive, upon conversion of such Non-Participating Series C Share pursuant to this
         Section 2(i)(i)(3), any additional shares of Common Stock that would have been issuable as a result of such reduction in the Conversion Price. The term "NON-PARTICIPATING SERIES C SHARES" shall mean such number of shares of Series C Preferred Stock of a holder that is determined by multiplying the total number of shares of Series C Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series C Dilutive Issuance minus the number of New Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement or Section 16(i) of the Series C Rights Agreement, as the case may be) in the Series C Dilutive Issuance, and the denominator of which is such holder's Basic Amount."

         4. The Certificate of Incorporation is hereby further amended by deleting in its entirety Section 2(i)(ii) of Article FOURTH and by substituting in lieu of such section the following new Section 2(i)(ii) of Article FOURTH:

         "(ii)(1) Notwithstanding the foregoing, in the event that the Corporation issues equity securities in a transaction that is both a Series B Dilutive Issuance and a Series C Dilutive Issuance (the "SERIES B/C DILUTIVE ISSUANCE") and a holder of both Series B Preferred Stock and Series C Preferred Stock does not acquire at least such holder's Basic Amount of New Securities, then the shares of Preferred Stock of such holder that shall be converted into shares of Common Stock in accordance with this Section 2(i) shall be allocated pro rata to such holder's Series B Preferred Stock and Series C Preferred Stock. For purposes of clarity, in the event of a Series B/C Dilutive Issuance, (A) the term "NON-PARTICIPATING SERIES B SHARES" shall mean such number of shares of Series B Preferred Stock of a holder that is determined by multiplying the total number of shares of Series B Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series B/C Dilutive Issuance minus the number of New Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement) in the Series B/C Dilutive Issuance, and the denominator of which is such holder's Basic Amount and (B) the term "NON-PARTICIPATING SERIES C SHARES" shall mean such number of shares of Series C Preferred Stock of a holder that is determined by multiplying the total number of shares of Series C Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series B/C Dilutive Issuance minus the number of New Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement) in the Series B/C Dilutive Issuance, and the denominator of which is such holder's Basic Amount.

         (2) Notwithstanding the foregoing, in the event that the Corporation issues equity securities in a transaction that is a Series A Dilutive Issuance, a Series B Dilutive Issuance and a Series C Dilutive Issuance (the "SERIES A/B/C DILUTIVE ISSUANCE") and a holder of any combination of (i) Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, (ii) Series A Preferred Stock and Series B Preferred Stock or (iii) Series A Preferred Stock and Series C Preferred Stock does not acquire at least such holder's Basic Amount of New Securities, then the shares of Preferred Stock of such holder that shall be converted into shares of Common Stock in accordance with this
         Section 2(i) shall be allocated pro rata to such holder's Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock. For purposes of clarity, in the event of a Series A/B/C Dilutive Issuance, (A) the term "NON-PARTICIPATING SERIES A SHARES" shall mean such number of shares of Series A Preferred Stock of a holder that is determined by multiplying the total number of shares of Series A Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series A/B/C Dilutive Issuance minus the number of New Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement) in the Series A/B/C Dilutive Issuance, and the denominator of which is such holder's Basic Amount, (B) the term "NON-PARTICIPATING SERIES B SHARES" shall mean such number of shares of Series B Preferred Stock of a holder that is determined by multiplying the total number of shares of Series B Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series A/B/C Dilutive Issuance minus the number of New Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement) in the Series A/B/C Dilutive Issuance, and the denominator of which is such holder's Basic Amount and (C) the term "NON-PARTICIPATING SERIES C SHARES" shall mean such number of shares of Series C Preferred Stock of a holder that is determined by multiplying the total number of shares of Series C Preferred Stock held by such holder by a fraction, the numerator of which is such holder's Basic Amount in such Series A/B/C Dilutive Issuance minus the number of New Securities purchased by such holder (and any assignee of such holder pursuant to Section 3.9 of the Rights Agreement) in the Series A/B/C Dilutive Issuance, and the denominator of which is such holder's Basic Amount."

         5. Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice and that written notice of the taking of such actions has been given in accordance with
Section 228(e) of the General Corporation Law of the State of Delaware.

         6. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         Signed this 9th day of October, 2003.

                                          ALNYLAM HOLDING CO.

                                          By: /s/ JOHN G. CONLEY
                                              -------------------
                                              Name: JOHN G. CONLEY
                                              Title: CFO

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ALNYLAM HOLDING CO.

                         Pursuant to Section 242 of the

                General Corporation Law of the State of Delaware

                            ------------------------

         Alnylam Holding Co. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Laws of the State of Delaware, does hereby certify as follows:

         At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly adopted said amendments by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. Said amendments have been duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendments is as follows:

         RESOLVED: That the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation") be further amended as follows:

         (1) Article FIRST of the Certificate of Incorporation is deleted in its entirety and the following is inserted in lieu thereof:

         "FIRST: The name of the Corporation is Alnylam Pharmaceuticals, Inc."

         (2) Section 2(b)(i) of Article FOURTH of the Certificate of Incorporation is deleted in its entirety and the following is inserted in lieu thereof:

                  "(i) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price then in effect upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public with gross proceeds to the Corporation of not less than $25,000,000 (a "Qualified Public Offering"), in the event of which offering the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until the closing of such offering."

         (3) Section 2(e)(i)(4)(B) of Article FOURTH of the Certificate of Incorporation is deleted in its entirety and the following is inserted in lieu thereof:

                  "(B) up to 4,407,500 shares of Common Stock issued or issuable to employees, consultants or directors of the Corporation pursuant to a stock purchase or stock option plan or other employee stock bonus arrangement approved by a majority of the Corporation's Board of Directors, which majority includes at least two of the Preferred Stock Directors (as hereinafter defined), (such vote, a "Majority Directors Vote"); and provided that such number may be adjusted upward by a Majority Directors Vote;"

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this 26th day of February 2004.

                                     ALNYLAM HOLDING CO.


                                     By: /s/ John M. Maraganore
                                         -------------------------------------
                                         John M. Maraganore
                                         President and Chief Executive Officer



                                      -3-